RESTATED
                                     BYLAWS
                                       OF
                              FRITZ COMPANIES, INC.

                                    ARTICLE I
                                     OFFICES

 Section 1.

 Registered Office.

     The registered office of the corporation in the State of Delaware shall be 1013 Centre Rd, city of Wilmington, county of New Castle, State of Delaware. The name of the registered agent is Corporation Service Company. Such registered agent has a business office identical with such registered office.

 Section 2.

 Other Offices.

     The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 11
                                  STOCKHOLDERS

 Section 1.

 Stockholder Meetings.

     (a) Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

     (b) Annual Meeting. The annual meeting of the stockholders shall be held at 11:00 A.M. on the last Tuesday in September or on such other date and at such other time as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

     (c) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Board of Directors, or at the request in writing of stockholders owning not less than ten percent (10%) of the voting power of the Corporation. Business transacted at anv special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

     (d) Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of the stockholders shall be given not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the corporation, such notice to specify the place, date, hour and, in the case of special meeting, the purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) calendar days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice os such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice fo the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stock-holder by such stockholder's attendance thereat in person or by proxy. Any stock-holder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     (e) Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stock-holders, present in present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of th~, stock-holders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

 Section 2.

 Determination of Stockholder Entitled to Notice and to Vote.

     To determine the stockholders entitled to notice of any meeting of the stockholder or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section I of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

 Section 3.

 Voting.

     (a) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder a the time fixed by the Board of Directors or by law as the record date for the determination of stockholders entitled to vote at such meeting.

     (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

     (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

     (d) In advance of any meeting of the stockholders, the Board of Directors my appoint one or more persons as inspectors of election ("Inspectors") to act at such meeting. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of such meeting may, and at the request of any stockholder or such stockholder's proxy shall, appoint Inspectors at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting thereat on any question, the Inspectors shall count the ballots cast thereon and make a written report to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or of any other questions in which such officer may be directly interested. If there are three Inspectors, the determination, report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

 Section 4.

 List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stock-holders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

 Section 5.

 Action By Consent of Stockholders.

     Except as otherwise restricted by law or the Certificate of Incorporation any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken with out a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

 Section 1.

 General Powers.

     Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

 Section 2.

 Election of Directors.

     (a) Number, Qualification and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a reselution or Bylaw provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director's successor is elected or until such director's death, resignation or removal. Directors need not be stockholders.

     (b) Vacancies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise restricted by law or by the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected or until such director's death, resignation or removal.

     (c) Resignation. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary;
and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     (d) Removal. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

 Section 3.

 at the following times:

 Meetings of the Board of Directors.

     (a) Regular Meetings. Regular meetings of the Board of Directors shall be held without call

     (i) at such times as the Board of Directors shall from time to time by resolution determine; and

     (ii) immediately following the adjournment of any annual or speicial meeting of the stockholders.

 Notice of all such regular meeting hereby is dispensed with.

     (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the Chief Executive Officer, by the Board of Directors or by any three (3) directors. Notice of the time and place of special meeting of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, courrier telephone, telecopy, facsimile, telegraph, email or any other form of recorded communication at such director's business or residence address. Notice by mail shall be deposited in the United States mail postage prepaid, not later than the third day prior to the date filed for such special meeting. Notice by telephone, telecopy, facsimile or telegraph shall be sent, and notice given personally, by email or by messenger or courrier to any other form of recorded communication shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

     (c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding ny adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

     (d) Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held at any place within or without the state of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or if there is not notice, designated by resolution of the Board of Directors. In the absence of any such designation, meetings of the Board of Directors shall be held at the Corporation's principal executive office.

     (e) Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

     (f) Quorum. At all meeting of the Board of Directors or any committee thereof, a majority of the total number of directors then in office or such committee, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee thereof, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

     (g) Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a special meeting will be automatically waived by any director's attendance or participation at such meeting.

 Section 4.

 Action Without Meeting.

     Any action required or permitted to be taken by the Board of Directors at any meeting thereof may be taken without a meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceeding of the Board of Directors or such committee thereof.

 Section 5.

 Compensation of Directors.

     Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Member of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

 Section 6.

 Committees of the Board.

Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any such reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

     (b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     (c) Limits on Authori~y of Committee. No committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such share relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these Bylaws; nor, unless the resolutions establishing such committee or the certificate of Incorporation expressly so provide, shall have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, or to fill vacancies in the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

 Section 1.

 Officers.

     (a) Number. The officers of the Corporation shall be chosen by the Board of Directors. There shall be two classes of officer: executive officers and non-executive officers. Executive officers shall include Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President and Executive Vice Presidents. Non-executive officers shall include Vice Presidents, Treasurer, Controller and Secretary. The Board of Directors also may appoint one or more Assistant Vice-Presidents, Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Executive Vice President or Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise by law, the Certificate of Incorporation or these Bylaws.

     (b) Election and Tenn of Office. The officers shall be elected annually by the Board of

    Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers or until such officer's successor is elected, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

     (c) Delegation ofAuthoriy. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

 Section 2.

 Chairman of the Board of Directors.

     The Chairman of the board of Directors shall preside at meeting of the stockholders and the

     Board of Directors. Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be the chief executive'officer of th ' e Corporation. Subject to the provision of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

 Section 3.

 Chief Executive Officer.

     In the absence of the Chairman of the Board, or if there is none, the Chief Executive Officer shall preside at meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board or whenever the office of the Chairman of the Board is vacant.

 Section 4.

 President.

In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the stockholders and the Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the office of the Chairman of the Board and the Chief Executive Officer is vacant.

 Section 5.

 Chie Operating Officer.





     Subject to the provisions of these Bylaws and to the direction of the Board of Directors and the Chairman of the Board, the Chief Operating Officer shall have responsibility for the day-to-day operations of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief operation officer or that are delegated to him or her by the Board of Directors or the Chairman of the Board.

 Section 6.

 Vice Presidents.

     The Executive Vice Presidents and Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the Board of Directors or Chief Executive Officer.

 Section 7.

 Secretary and Assistant Secretaries.

    The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meeting of the stocl~holders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, Chief Executive Officer or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

 Section 8.

 Chief Financial Officercer, Chief Accounting Officer, Treasurer and Assistant
                     Treasurers.

     The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Accounting Officer shall keep or cause to be kept the books of account of the Corporation, shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or the President shall designate from time to time. At the request of the Chief Financial Officer, or in the Chief Financial Officer's absence or disability, the Chief Accounting Officer or the Controller may perform any of the duties of the Chief Financial Officer and, when so acting, shall have all powers of, and be subject to all the restrictions upon, the Chief Financial Officer. At the request of the Chief Accounting Officer, or in the Accounting Officer's absence or disability, any Treasurer or Assistant Treasurer may perform any of the duties of the Chief Accounting Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Accounting Officer. Except where by law the signature of the Chief Financial Officer or Chief Accounting Officer, as applicable, is required, each of the Controller or the Treasurer shall possess the same power as the Chief Financial Officer or Chief Accounting Officer, as applicable, to sign all certificates, contracts, obligation and other instruments of the Corporation.

                                    ARTICLE V
                          INDEMNIFICATION AND INSURANCE

 Section 1.

 Actions Against Directors and Officers.

     The Corporation shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation (the "Indemnitee"), including without limitation, all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

     In furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article V.

 Section 2.

 Contract.

     The provisions of Section I of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Bylaws is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

 Section 3.

 Nonexclusivi~y.

     The rights of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director or officer of the corporation may be entitled apart from the provisions of this Article V.

 Section 4.

 Indemnocation of Employee and Agents.

     The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

 Section 5.

 Insurance.

     Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Certificate of Incorporation or these Bylaws.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

 Section 1.

 Certificatesfor Shares.

     Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered ans shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President or any Executive Vice President and (b) the Chief Financial Officer or the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

 Section 2.

 Transfer.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

 Section 3.

 Record Owner.

     The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, aiid,'accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

 Section 4.

 Lost Certificates.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it mav direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII
                                  MISCELLANEOUS

 Section 1.

 Record Date.

     (a) In order that the Corporation may determine the stocl~holders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

     (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these Bylaws.

 Execution of Instruments.

     The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Such designation may be general or confined to specific instances. In any event, any executive officer may execute any instrument in the name of and on behalf of the Corporation.

 Section 3.

 Voting of Securities Owned by the Corporation.

     All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer or Secretary.

 Section 4.

 Corporate Seal.

     The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

 Section 5.

 Construction and Definitions.

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

 Section 6.

 Amendments.

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders at any meeting or by the Board of Directors.

 Bank of America

 March 30, 1999

 To All Lenders via First Clais Mail

     RE: Credit Agreement (the "Agreement") dated as of March 27, 1998 among, t~ t~ Fritz Companies, Inc. (as "Borrower"), Certain Subsidiaries of the Borrower (as "Guarantors"), the Several Lenders from time to time party hereto, and NationsBank N.A. (as "Agent")

 Bank of America NT&SA
 555 California Street, 41st Floor
 San Francisco, CA 94104-1502

 Carl Fye
 Vice President
 Credit Products 5771

 Direct Dial: (415) 953-6903

 FAX:         (415) 622-2385

     On behalf of NationsBank, N.A., as Agent for the Lenders, enclosed is a complete set of executed signature pages for all Lenders approving the extension of the Maturity Date for an additional one-year period to March 27, 2002 (the "Extension Date") as provided for under Section 2.5 of the above referenced Credit Agreement. As you are aware the effective date for this Extension was March 10, 1999.

 Very truly yours,

 NationsBank N.A., as Agent



/s/ Carl Fye
 Carl Fye
 Vice President

 cc: t, Lee Reamy, Assistant Treasurer, Fritz Companies, Inc.

 Jason Morris, NationsBank (copy only/via interbranch)
 Donna Cornell, NationsBank (originals/via interbranch)

 Re: Fritz Companies, Inc. February 3, 1999 Paae 2

     The undersigned Lender consents to the foregoing one-year period "Extension Date" requested by Fritz Companies, Inc. for the Credit Agreement dated March 27, 1998. The "Maturitv Date" for such extension would be March 27, 2002.

     NationsBank N.A.


 By:/s/Kevin C. Leader

 Name: Kevin C. Leader

 Title: Vice President

                                                            KEVIN Q. LEADER
                                                             Vice President

Re: Fritz Companies, Inc.
 February 8,.1999
 Page 2

     The undersigned Lender consents to the foregoing one-year period "Extension Date" requested by*Fritz Companies, Inc. for the Credit Agreement dated March 27, 1998. The "Maturity Date" for such extension would be March 27,2002.

BankBoston N.A

 By:       /s/ Alicia Szendiuch

 Name:            Alicia Szendiuch

 Title:           Director

 Fax to: Carl Fye, V.P.

 (415) 622-2385

 RESPONSE DUE NO LATER THAN
          FRIDAY, February 26, 1999

     The undersianed Lender consents to the foregoing one-year period "Extension Date" reque ted by Fritz Companies, Inc. for the Credit A2reement dated March 27, 1998. The "Maturity Date" for such extension would be March 27, 2002.

    Standard Chartered Bank
 [fill in complete name ofLender]

 By:    /s/ Sylvia D. Rivers/ /s/ Woo Young Song

 Name: SvIvia D. Rivera/Woo Youn-g Song

 Title:. Assistant VP/ Vice President

 Fax to:  Carl Fye, V.P.
          (415) 622-2385

     The undersigned Lender consents to the foregoing one-year period "Extension Date" requested by Fritz Companies, Inc. for the Credit Agreement dated March 27, 1"S. The "Maturity Date" for such extemion would be March 27,2002.

 MELLON BANK, N.A.

 [fill in complete name of Lender]

 By:     /s/ Gill S. Realon.

 Name:      GILL S. REALON

 7-Itle:    VICE PRESIDENT

 Fax toi   Carl F'ye, V.P
           (415) 622-2385

 RESPONSE DUE NO LATER 77-IAN
         FBIDA Y. February 26, 1999


[GRAPHIC OMITTED][GRAPHIC OMITTED]

 Re: Fritz Companies, Inc.
 February 8, 1999
 Page 2

     The undersigned Lender consents to the foregoing one-year period "Extension Date" requested by Fritz Companies, Inc. for the Credit Agreement dated March 27,1998. The "Maturity Date" for such extension would be March 27,2002:

 Bank One, Texas N.A.
 Name of lender]

 By:  /s/Richard L. Kogers
 Vice President

 Fax to: Carl Fye, V.P.

 (415) 622-2385

 Name:                                                 RESPONSE DUE NO LATER
                                                                 THAN
 Title:                                            FRIDAY, February 26, 1999

Re: Fritz Companies, Inc.
 February 8, 1999
 Page 2

     The undersigned Lender consents to the foregoing one-year period "Extension Date" requested by Fritz Com2anies, Inc. for the Credit Agreement dated March 27, 1998. The "Maturity Date" for such extension would be March 27, 2002.

 I THE FIRST NATIONAL BANK OYCHICAGO

 [fill in complete name ofLender]

 By./s/ Aaron S Lanski

 Title:

 Name:                    AARON S LANSKI
                     Corporate Banking Officer

 Fax to: Carl Fye, V.P.

 (415) 622-2385

 RESPONSE DUE NO LATER THAN.
          FRIDAY, February 26,1999

                              Contract No. 99-0239

                             U.S. CUSTOMS BROKERAGE

                                SERVICE AGREEMENT

                                     MEMPHIS

                                     between

                           Federal Express Corporation

                                       and

                              Fritz Companies, Inc.

                             U.S. CUSTOMS BROKERAGE
                                SERVICE AGREEMENT

 Contract No. 99-023 9

     This  Agreement  made and entered  into as of the 25th day of August,  1998 between Federal Express Corporation ("Federal") and Fritz Companies, Inc. ("Contractor").

 RECITALS

     1. Federal transports packages from various points, worldwide to locations within the United States as set forth in Exhibit F of this Agreement (the "Locations") for expedited delivery through an "Express Consignment and Carrier Facility or Hub Facility" ("Hub") (each collectively or individually referred to herein as "Hub") as defined in 19 CFR - 128.

     2. Packages arriving from foreign countries must be reported to and processed by, various government agencies either before or on arrival in the United States.

     3. The various reports and processes involved are extremely technical in nature and errors in the proper handling of which may subject the importer to severe civil and/or criminal penalties.

     4. The obligations of Federal to its customers require that every package be reported, and required processing completed, in time to make delivery commitments.

     5. The volumes and short time frames combine to make it possible to meet these commitments only by dedicating several licensed Customs Brokers, large numbers of individuals trained in brokerage services and functions, and dedicated computer systems and resources to this task.

     6. Contractor is a commercial firm offering Customs Brokerage services to the general public and has the computer systems, resources and personnel capable of providing these regulatory reporting and processing requirements with the professionalism and timeliness described herein.

     7. Contractor is willing to provide such services to Federal and Federal is willing to employ Contractor.

     Now therefore, in consideration of the foregoing, and/or other good and valuable considerations set forth in this Agreement, the parties agree as follows:

     I . TERM. (a) The terms for each of the Locations as shall be from time to time governed by this Agreement (the "Term") in Exhibit F attached hereto.

     (b) Either party shall have the unlimited right to terminate any Location for which Services are being provided under this Agreement prior to the related expiration date by giving not less than one hundred and eighty (180) days' written notice to the other party. Neither party may terminate more than one of the Locations at any one time. Should a party exercise this right of termination for any of the Locations, neither party may exercise its right to terminate any remaining Locations for a period not to exceed one hundred and twenty (120) days from the effective date of the termination of the most recently terminated Location. In the event of a notice of a termination of any of the Locations, Contractor shall be entitled only to the Fee earned and Reimbursable actually incurred as of the effective date of termination for that particular Location. If Federal terminates any Location pursuant to this clause, Contractor shall have the right to an increase in the pricing for the Services provided by Contractor at the remaining Locations. The par-ties shall mutually agree on the revised pricing within sixty (60) days of the notice by Contractor to increase the rates; however in no event may the increase in the rates exceed the following: (a) In the event that the Anchorage Location is terminated early, the Memphis and Oakland Location pricing shall each increase by three percent (3%);
(b) In the event that the Memphis Location is terminated early, the Anchorage and Oakland Location pricing shall each increase by nineteen percent (19%); and
(c) In the event that the Oakland Location is terminated early, the Anchorage and Memphis Location pricing shall each increase by one percent (1%); The increase in pricing for the remaining Locations shall commence upon the termination of the particular Location terminated by Federal.

     (c) In the event of a material change in the U.S. Regulations or the Regulations of any applicable foreign government which directly impacts Contractor's ability to perform the Services or directly affects the costs incurred by Contractor in performing the Services, then Contractor may request a renegotiation of the terms of this Agreement. In such event, Contractor shall provide Federal with written notice of its desire to renegotiate this Agreement specifically referencing the changed regulation(s) which affect Contractor's ability to perform the Services. Contractor shall submit a report which explains and substantiates the effect of such changes. Federal and Contractor shall renegotiate the contract with terms acceptable to Federal and Contractor within sixty (60) days of Federal's receipt of such notice.

     (d) Regardless of the Effective Date of this Agreement, Federal agrees that the pricing of this Agreement, as specified in Exhibit B, is effective as of March 1, 1998. Therefore, upon execution of this Agreement, Federal agrees to pay Contractor pursuant to the March 1, 1998 pricing of Two Hundred Ninety One Thousand Four Hundred Forty-Six Dollars ($291,446) per month and Federal shall reimburse Contractor for any shortfall from March 1, 1998 to the Effective Date. In addition, the invoice for the broker performance incentive from September 1997 through January 1998 in the amount of $188,900.00 and the invoice for the UPS strike costs in the amount of $149,774.00 shall also be paid by Federal. Federal agrees to pay all of these charges within seven (7) days of the execution of this Agreement.

     2. SERVICES. (a) In consideration of Federal's payments under this Agreement, and upon the request of Federal, Contractor shall perform in accordance with the terms of this Agreement the services described in this
Section 2 (the "Services"). For all shipments transported by Federal arriving at the Hub and destined to points within the United States and which require entry and clearance through United States Customs, and for which Federal is empowered to arrange such entry and clearance, Federal hereby designates Contractor and Contractor hereby accepts such designation, as Federal's Licensed Customs Brokers; to enter and clear all such shipments in accordance with the provisions of 19 CFR Section 1 1 1 et. seq., and in accordance with the Broker Performance Standards and provisions of Exhibit A to this Agreement. Contractor shall be the "Importer of Record" for all shipments except those for which the ultimate consignee requests that it be the "Importer of Record" and provides Contractor with a duly executed Power of Attorney and has a surety bond in favor of the United States. In connection with the
Services:

     (i) Contractor will provide all forms and supplies necessary for Customs and Regulatory Agency clearance.

     (ii) Contractor shall provide all equipment required for the preparation and filing of Customs entries and Regulatory Agency Documents and at its own expense supply, support, and maintain such equipment and associated costs thereof.

     (iii) Federal will have the option to provide data lines to the Hub at no cost to Contractor for use to perform Customs Clearance services. Federal will provide fax machines and maintenance and toner supplies required to receive and process clearance documentation. Contractor will supply paper required for fax machines.

     (iv) Contractor shall provide to Federal opportunities to improve services or reduce costs through better procedural changes or investment. Federal shall evaluate such suggestions and decide if such changes shall be made. If such investment decision is made by Federal, the amortization of the cost of the investment and the interest shall be agreed to in writing by the parties and shall be paid by Federal over the remaining term of this Agreement.

     (v) Contractor shall maintain and provide to Federal at Federal's request, a hit showing the customers that have requested that a customer be listed as the importer of record.

     (b) As part of the Services, Contractor will advise Federal of all cargo which should go into and out of Federal's In-Bond cage. Contractor will maintain a package-hold log detailing Contractor's advised movements into and out of Federal's In-Bond cage. Shipments caged will be processed by Contractor in accordance with Federal's established standards and billed as set forth in Exhibit B. Responsibility for the actual physical content of the In-Bond cage shall remain with Federal. Corrections to the manifest, Immediate Transportation
(IT) or Inward Cargo Manifest shall be made by Federal.

     (c) Federal will provide to Contractor at no charge adequate facilities as necessary for Customs shipment release processing and equipment (exclusive of equipment needed to generate Customs forms and associated documents and to process shipments through U.S. Customs and other government agencies, which will be provided by Contractor) for use by Contractor in performance of duties required of Contractor by this Agreement at the Hub. The pricing of adequate facilities of the current facilities are incorporated in the current compensation in Exhibit B of this Agreement. The cost for any additional changes or improvement to the facilities that are necessary for Contractor to perform the Services under this Agreement, shall be agreed upon by the parties in advance. Contractor will provide additional offsite space at its expense to facilitate increased volumes and service.

     (d) Federal will provide at each of the Locations two (2) parking spaces for Contractor owned or leased vehicles during Hub operating hours. This space shall be used by Contractor for the purpose of parking vehicles employed in the movement of staff, supplies and files between Federal's Hub and the Contractor's offices. This space shall be located at a site mutually agreeable by Contractor and Federal. Contractor's personnel will be allowed to park in the Federal employee parking area and Federal will provide transportation (if parking spaces allotted are not within walking distance of the Hub) from parking area to entrance of the Hub.

     (e) Contractor will provide Federal with a statistic's report for each month of the Term (the "Statistic's Report") which Statistic's Report will itemize the volume of each type of Services provided by Contractor during the immediately preceding month for each billed category described in Exhibit B. The Statistic's Report will fully substantiate each invoice submitted to Federal for Fees.

     (f) Except as expressly provided in this Agreement, Contractor shall advance and pay to the applicable governmental agency all duties and taxes and fees required in connection with Contractor's performance of the Services (the "Reimbursables"). Notwithstanding the foregoing, when Federal is listed as the importer of record of a shipment (which shall occur only if specifically requested by Federal) and the duties for such shipment exceed the applicable amount set forth in Exhibit B, Federal shall remit any such payment directly to U.S. Customs. Contractor will be responsible for timely communication to Federal when such direct payment of duties by Federal is necessary. Reimbursement by Federal of Reimbursables advanced by Contractor under this Agreement shall be in accordance with Section 4.

     3. PAYMENT FOR SERVICES. In consideration of Contractor's complete performance of the Services in accordance with this Agreement, Federal shall pay Contractor a fee (the "Fee") based on the rates for the specific location as set forth in Exhibit B and payable as provided in this Section 3. However, no portion of the Fee shall be payable unless properly documented in accordance with this Agreement. On a monthly basis, Contractor shall submit to Federal an invoice (original and two copies) for its Fee for Services completed during each month of the Tenn. Each invoice must include a statistical volume sheet inclusive of all service types charged on the invoice. Each Customized Process Account ("CPA") surcharge invoiced must include statistical volumes by customer name, type of entry and category. All CPA designated accounts must be pre-approved in writing by the Customs Brokerage Administration ("CBA") in Memphis prior to invoicing. No unauthorized CPA account charges shall be reimbursed by Federal. All charges invoiced to Federal must appear on the Price List except for compensation for expenses outside of the Agreement which must be itemized and approved in writing. Contractor's invoices for Fees must be accompanied by any other documentation as may be reasonably requested by Federal f6r its proper review of such invoice. Federal shall promptly review Contractor's invoice and approve for payment such amounts as Federal reasonably determines to be properly due under the Agreement. Payment by Federal shall be made within seven (7) business days of Federal's receipt and approval of Contractor's invoice. Federal shall state in writing its reason for withholding any or all of the monies requested by Contractor.

     4. PAYMENT OF DUTIES/TAXES. (a) In addition to the Fee, Federal shall reimburse Contractor for the Reimbursables . No Reimbursable claimed will be payable unless properly documented in accordance with this Agreement. Contractor will submit to Federal an itemized invoice of all Reimbursables within four (4) business days from Custom's release of the shipment, which invoices shall be in the form of a Daily Customer Invoice Summary ("DCIS") provided by Contractor to Federal in hard copy or electronically through a Duties and Taxes Revenue
Control ("DTRC") system transmission. Payment by Federal of Contractor's invoices for Reimbursables shall be made within seven (7) business days of Federal's receipt and approval of such Reimbursable invoice. Federal shall state in writing its reason for withholding any or all of the Reimbursables requested by Contractor.

     (b) Notwithstanding the foregoing, the four (4) business day invoice provision set forth above shall not apply to those entries which have "Customized Processing" involved. For the purpose of invoicing, " Customized Processing" is defined as follows:

     (i) Those shipments processed under the Post Operations Services (POPS) program where Federal or a customer has failed to immediately provide required Entry/Entry Summary information.

     (ii) Those shipments for which written customer instructions on Entry/Entry Summary Verification exist, provided that such Customer written instructions must be on file and present in Federal's System.

     (iii) Any invoices which Federal rejects for lack of proper additional documentation provided that Contractor researches such reject within 48 hours of receipt of the reject and corrects the error or the parties mutually agree that the cause of the reject is because of Federal's error and not an error of Contractor.

 (iv)  All invoices for CPA and FDA shipments.

     In the case of Customized Processing, all Reimbursables invoices shall be presented to Federal within three (3) business days after receipt of the applicable information from the customer. The

 6

     Contractor shall maintain all proof of receipt of such information and all correspondence made to secure such information.

     (c) Contractor will utilize Federal's overnight service or hand deliver Reimbursables invoices to the applicable department designated by Federal at no charge to Contractor.

     (d) If Entry Summary Transactions exceed the amount specified in Exhibit B, Reimbursables will be invoiced to Federal within three (3) business days, except where Federal's customer has requested a review of the entry prior to payment of duties and taxes, or requires other Special Handling.

     (e) In the event of an additional billing request for payment by U.S. Customs, Contractor will invoice to Federal any and all additional Federal, Federal's customer, or U.S. Customs imposed duties/taxes due to voluntary tenders/disclosures, liquidation, reliquidation or suspension within five (5) business days of Contractor's receipt of the additional amount required by the billing request for payment. Federal shall have no obligation for payment should Contractor fail to invoice within this time period. Contractor will maintain a dated receipt for each additional billing request received from Federal, the customer or U.S. Customs. Contractor may bill a customer directly only after receiving Federal's written consent to do so; which consent shall not be unreasonably withheld. Only upon Contractor's request and Federal's consent shall Contractor communicate with the customer relating to any matter in connection with the preparation of the entry/entry summary and provide such information as the customer requests.

     (f) Notwithstanding the foregoing, in cases where Contractor fails to meet the time frames set forth above in 4 (b) (iii), the obligation of the Contractor and Federal shall be as follows: If Contractor invoices Federal between the day of U.S. Customs release ("Release") and up to the fifteenth (15th) calendar day thereafter, Federal will pay Contractor its Fee and all Reimbursables. If Contractor invoices Federal between the sixteenth(16th) and the thirtieth (30th) business day after Release, Federal shall assess a late penalty fee to Contractor of fifteen dollars ($15) per entry but Federal shall still pay all Reimbursables. If Contractor invoices Federal between the thirty-first (3 1 st) and the forty-fifth calendar day after Release, Federal will assess a late penalty fee of $20 per entry and shall be under an obligation to pay the related Reimbursables. If Contractor invoices Federal on or after the forty-sixth (46th) calendar day, Federal shall assess a late penalty of twenty dollars ($20) per entry and Federal shall have no obligation to pay any Reimbursables. All such invoices invoiced by Contractor after the thirtieth (30th) calendar day shall invoiced to Federal in hard copy paper form. Federal shall have no obligation for payment of consolidated informal entry invoicing which is greater than fifteen (1 5)calendar days after the date of entry. However, Contractor may invoice the client of Federal directly for payment of such Reimbursables upon Federal's consent, which shall not be unreasonably withheld. The late penalty fees set forth above shall be shown as a deduction from fees owed Contractor in the invoices delivered pursuant to Section 3 above.

     (g) Any refunds due to Federal or Federal's customers shall be refunded to Federal within fifteen (15) business days of receipt of any refunded amounts from U.S. Customs, mutually agreed to vendor rebilled invoices or corrected entries. All refunds shall be accompanied by all necessary information and documentation to specifically identify the subject transaction.

     5. QUALIFIED PERSONNEL. (a) Contractor warrants that it holds all necessary bonds and licenses required to provide the Services; that it will provide sufficient numbers of qualified personnel and licensed Customs Brokers to provide responsible supervision for the Services, that it will provide at least one (1) Licensed Customs Broker available and on site at the Hub during clearance time, and will exercise reasonable care and due diligence in its performance of the Services, provided that Contractor may rely upon all information contained in the documents provided by the customer and, in the absence of such information, may employ its professional judgment in preparing the entry/entry summary. Upon request of Federal, Contractor shall furnish to Federal appropriate evidence of adequate workers' compensation insurance coverage on all employees. All Contractor employees shall abide by Federal's security rules and regulations.

     (b) Neither Contractor nor Federal will negotiate for the employ, nor employ, the other's employees without prior written consent of the other party. The covenant contained in the immediately preceding sentence shall survive the term of this Agreement by one (1) year. In the event of any breach of the foregoing covenant, the injured party shall be entitled to injunctive relief in addition to such other relief available at law or equity.

     (c) The Contractor shall, in the event of any technical non-performance or severe personality problems on the part of the Contractor's personnel, recall such personnel at the written request of a Senior Manager or above of Federal, upon forty-eight (48) hours notice. Contractor shall make best efforts to immediately assign new personnel in this situation and will assume the cost of this replacement as well as any learning period necessary to bring such new personnel to productive status.

     (d) The selection and minimum specifications for Contractor's employees is attached herein as Exhibit E and becomes an integral part of this Agreement as to any of Contractor's employees working on Federal's premises.

     6. EVENTS OF DEFAULT AND TERMINATION. (a) If any one or more of the following events of default occur, then this Agreement may, in addition to the remedies set forth below, be terminated at the option of the party not in default, provided that the non-defaulting party's option to terminate shall not be deemed an election of remedies:

     (b) Failure of either party to pay when due any payment which may be required under this Agreement which failure shall remain uncured for a period of seven (7) business days after the defaulting party's receipt of written notice of such non-payment;

     (c) Any breach or failure of either party to observe or perform any other term, condition, or covenant required to be observed under this Agreement, which breach or failure remains uncured for a period of ten (10) business days after the defaulting party's receipt of written notice of such breach or failure;

     (d) The breach of any warranty or falsity of any material representation as of the time made by either party, which breach or falsity shall entitle Federal to immediately terminate this Agreement;

     (e) The dissolution, liquidation, cessation of business or termination of existence of either party;


     (f) The insolvency, bankruptcy, or assignment for the benefit of creditors, the consent of the appointment of a trustee or receiver for a substantial part of the business or the admission in writing of either party of its inability to pay its debt as they may mature;

     (g) The institution against either party of bankruptcy, reorganization, insolvency, or liquidation proceedings or any other proceedings for relief under any bankruptcy or similar federal, state or local law for the relief of debtors, provided that such proceeding is not dismissed within thirty (30) calendar days after such institution.

     7. REMEDIES. In addition to any other remedy provided in his Agreement, upon the occurrence of any of the above events of default, either party shall be entitled to all remedies available in equity or pursuant to applicable law.

     8.  INDEPENDENT   CONTRACTOR.   The  parties  intend  that  an  independent
contractor  relationship  shall  be  created  by  this  Agreement.   Federal  is
interested only in the results to be achieved, and the conduct and control of the work will lie solely with Contractor. Contractor shall not be considered an agent or employee of Federal for any purpose.

     9. PROPRIETARY INFORMATION. (a) Contractor and Federal agree that in the performance of Contractor's services for Federal, each party has or may have acquired information ("Proprietary Information") which is (i) confidential, secret, unique and proprietary to the other party, having been developed or accumulated over a lengthy period of time by the other at a great expense or developed by both parties, and (ii) other technical, business or financial information including, but not limited to customer lists, trade secrets, operational processes and the party's method of brokerage processing, the use or disclosure of which by third parties is, or may reasonably be construed to be, contrary to the other party's interest. Contractor and Federal agree that such Proprietary Information has been disclosed to the other party in confidence and for use only by the recipient of such Proprietary Information for the sole and exclusive benefit of the disclosing party and only in connection with the performance of the matters contemplated under this Agreement. Federal and Contractor further agree that each will: (i) hold in confidence such Proprietary Information at all times during and after termination of this Agreement; (ii) except for agents of the United States Government authorized to obtain such information pursuant to 19 CFR - 111.24 or other applicable statutes or regulations, not disclose or communicate Proprietary Information to any third party; and (iii) not make use of Proprietary Information on its behalf or on behalf of any third party.

     (b) Federal and Contractor agree that in the event of any violation or threatened violation of the provisions of this Section 9, the injured party shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising from such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies at law or in equity to which the injured party, may be entitled.

     (c) The obligations of confidentiality set forth above shall not apply to information (i) which is or becomes part of the public domain through no action of the recipient, (ii) which the recipient can prove to the disclosing party's reasonable satisfaction that such information was existing in Contractor's files prior to the disclosure, (iii) which the recipient can prove to the disclosing party's reasonable satisfaction that such information is developed independently without reference to the other party's confidential information, or (iv) is required by applicable law to be disclosed.

     10. NON-COMPETITION. During the Term, Contractor shall not, without prior written consent of Federal, perform advisory, and/or brokerage services, directly or indirectly, at any Hub or Express Consignment Carrier Facility as defined in 19 CFR - 128 for any other person or entity engaged in the express courier or parcel industry, unless otherwise agreed in writing by Federal.

     INDEMNIFICATION. (a) Contractor hereby agrees to indemnify and hold harmless Federal, its officers, agents, and employees from any liabilities, damages, expenses, demands, claims, suits, or judgments including reasonable attorneys' fees, costs, and expenses incidental thereto, that are caused by the negligence of Contractor in performing or negligent failure to perform the Services for Federal under this Agreement that results in financial loss to Federal. However, this indemnity obligation and any other such liability of Contractor arising out of the Services provided by Contractor shall be limited to the amount of three million. dollars ($3,000,000) per year (beginning on the Effective Date of this Agreement) in the aggregate for any such claims. However, under no circumstances shall Contractor be liable for incidental or consequential damages.

     (b) Federal agrees to defend, indemnify and hold harmless Contractor, its parents, affiliated companies, officers, agents, and employees from any and all liabilities, damages, expenses, demands, claims, suits, and judgments including all reasonable attorneys' fees, costs and expenses incidental thereto, as a result of the following in connection with Contractor's performance of the Services under this Agreement: the consignee's failure to redeliver shipments or parts thereof due to U.S. Customs or other agencies or the consignee's or consignor's failure to furnish information to U.S. Customs; the consignee's or consignor's failure to furnish documents covered under a missing document bond; fraudulent, negligent, or erroneous actions on the part of parties other than Contractor and its officers, agents, or employees; failure of U.S. Customs to require entry until after post-sort review of the manifest; any procedural operations that are directed by Federal and for which Contractor has provided written notice to Federal that such operation may violate provisions of applicable law or regulations; errors as a result of documents not in compliance with Section 141.86 of the Customs Regulations and all claims for duties, paperwork, cargo, or any other claims (not to include recurring incidents brought to the attention of Contractor) not under the control of Contractor made by U.S. Customs or other parties and all or any of these arising out of, or related to Services provided by Contractor to Federal under this Agreement. Federal's obligation of indemnity shall not cover any claims arising out of the negligence, gross negligence or willful misconduct of Contractor or out of situations in which Contractor has rendered the consignee or consignor post entry services at the consignee's or consignor's direction, for additional compensation from the consignee or consignor separate from Services described in this Agreement or any other claims which do not arise out of the performance by Contractor of the Services under this Agreement.

     12. SERVICE FAILURES. Any Contractor error (e.g. improper release, unnecessary cage, rejected entry) resulting in a service failure for which Federal must reimburse customers shall be so reimbursed by Contractor in addition to those caused by failure to file entries timely. In the event that the Contractor fails to present an entry to U.S. Customs on a shipment after timely receipt of the required documentation, or information, or as a result of Contractor's Automated Systems (primary and/or backup) being down and access to information is unavailable which causes service failures for Federal. Contractor shall reimburse Federal for all losses to the customer actually incurred equal to the entry fee charged to Federal by Contractor for the individual shipment on days where no incentive payment has been earned by Contractor. On days where an incentive payment has been received by Contractor and in the event that Contractor fails to present an entry to U.S. Customs on a shipment after timely receipt of the required documentation, or information, or as a result of Contractor's Automated Systems (primary and/or backup) being down and access to information is unavailable which causes service failures for Federal and Federal provides Contractor with written proof of reimbursement to the customer, Contractor shall reimburse Federal an amount equal to the actual refund(s) paid by Federal to the customer not to exceed the incentive paid Contractor for the given day. At no time will the total reimbursement exceed the daily incentive paid the Contractor.

     In the event any error is solely the fault of Contractor and is shown to be the direct cause of shipment delay and such delay would cause the shipment to miss its service commitment, and results in the shipment being expedited to the customer, Contractor will be responsible for such additional cost as mutually determined by Contractor and Federal's U.S. Brokerage Department, but such cost shall not exceed the cost of expediting the shipment to the destination.

     13. CHANGES IN WORK. (a) Federal may order extra Services or make changes by altering, adding to or deducting from the Services by signing a change order in the form of Exhibit C ("Change Order"). Services performed pursuant to a valid Change Order shall be performed subject to the conditions of this Agreement.

     (b) Federal also by written instruction to Contractor may make changes in the Services not involving extra cost and not inconsistent with the purposes of the Services without execution of a Change Order, but otherwise, no extra Services shall be done or changes made unless pursuant to a Change Order, and no claim for an addition to the Fee or an extension of the Term shall be valid unless so ordered in a signed Change Order.

     (c) Upon receipt of a written request from Federal for changes in the Services which would affect the Fee or the Termination Date, Contractor shall submit a statement detailing Contractor's proposal for accomplishing the changes proposed by Federal and the effect, if any, on the Fee and the Termination, Date. If Federal accepts Contractor's proposal, a Change Order shall be executed by the parties and the Fee, Maximum Reimbursable Amount and Termination Date shall be adjusted as agreed, subject to any special conditions applicable to Change Orders set forth in Exhibits A and B.

     (d) Significant operational irregularities which occur in the course of performing the Services under this Agreement that cause the Contractor to incur additional and uncontrollable costs shall be documented in writing to Federal. Such occurrences shall be mutually agreed by the parties and shall be designated as "Mass Exceptions" which will include, but not be limited to, the following occurrences upon the mutual agreement of the parties: (a) flights that arrive later than thirty (30) minutes prior to the scheduled sort down time and Federal directs Contractor to process that flight the same night; (b) unscheduled Hub closures; (c) changes in holiday work schedules without thirty (30) days' notice from Federal; (d) a Federal system outage in excess of one (1) hour during the brokerage process that creates significant delays or costs for the Contractor (such as, IMS, VISA, BTS, etc.) or (e) flight routing changes initiated by Federal without providing Contractor at least one (1) hour notice prior to flight departure. This Mass Exception shall be properly documented by Contractor and both parties must, in connection with events described in (b) and (c) above, mutually agree upon the compensation for such Mass Exception prior to its occurrence. Federal shall pay the compensation to Contractor for such Mass Exception as agreed by the parties. In the case of the occurrence of events described in (a), (d), or (e) above, Contractor shall be reimbursed for the additional costs at the rates set forth in Exhibit B.

     14. RIGHT OF AUDIT AND DOCUMENTATION. (a) Contractor shall keep full and accurate financial and other records in connection with the performance of the Services all of which records shall be open to audit by Federal or any authorized representative of Federal during the Term during normal business hours and upon a reasonable amount of written notice, taking into consideration the age, number and type of records and until five (5) years following the expiration of the term or earlier termination of this Agreement. In addition, Contractor shall make it a condition of all subcontracts relating to the Services that all subcontractors will keep accurate financial and other records in connection with their work and that such records shall be open to audit by Federal or any authorized representative of Federal during the performance of the subcontractor's work and until five (5) years following the subcontractor's completion of its work.

     (b) All customer profile information on file with Contractor and obtained in connection with this Agreement, shall be provided to Federal upon request by Federal during the Term and until two (2) years following the expiration of the Term.

     (c) Contractor shall maintain and update an internal operational procedures manual. A copy of this manual will be provided to Federal within thirty (30) days of entering into this Agreement. Any updates to the manual(s) will be made within seven (7) days of the final implementation of the operational or procedural change. All such updates will be provided to Federal within seven (7) days of request by Federal's Customs Brokerage Department following the completion of the manual update.

     (d) Contractor shall provide Federal with an organizational chart of the operations within thirty (3 M days of entering into this Agreement. The organizational chart should contain a listing of all personnel (including job titles). Any updates or changes made to the organizational information shall be provided to Federal within seven (7) days after request by Federal's Customs Brokerage Department following such change or update.

 15.

     INSURANCE. (a) At all times during the performance of the Services, the Contractor shall maintain in force the insurance described in Exhibit D, in the amounts and with the endorsements there specified and as further provided in this Section 15.

     (b) All insurance policies maintained by the Contractor shall provide that insurance as applying to Federal shall be primary and Federal's insurance shall be noncontributing irrespective of any insurance Federal maintains.

     (c) All insurance maintained by the Contractor pursuant to this Article 15 shall be written by insurance companies licensed to do business in the state in which the Services are performed, shall be in form and substance satisfactory to Federal and shall provide that insurance will not be subject to cancellation, termination, or change except after thirty (30) days' prior written notice to Federal.

     (d) All liability insurance policies, except for any worker's compensation insurance policies and professional errors and omissions insurance policies, maintained by the Contractor pursuant to this Agreement shall be endorsed to name Federal and its respective officers, directors and employees as additional insureds, and all property damage insurance shall be endorsed with a waiver of subrogation by the insurer as to Federal.

     (e) Prior to the execution of this Agreement, the Contractor shall furnish to Federal certificates of insurance reflecting policies in force. Contractual liability insurance shall specifically acknowledge the provisions of Article I I

     (f) Contractor shall also maintain insurance in order to satisfy its obligation pursuant to Section I I hereof. Federal shall pay for the cost of such insurance policy in the manner set forth in Exhibit D.

     16. WARRANTY AND PERFORMANCE DELIVERABLES. Contractor warrants and agrees that all work and Services performed hereunder will represent best efforts, reasonable care and will be of the highest professional standards and quality. The Services performed will be in a good, professional, workmanlike and competent manner in conformity with the requirements of this Agreement. Contractor agrees that it will exercise reasonable care and due diligence in its performance of the Services. Contractor agrees and commits to use its best efforts to provide any deliverables required by this Agreement by the specific time required under this Agreement. This includes, but is not limited to, such deliverables as reports, computer programs, project modifications, research, findings,, procedural enhancements. Deliverable time commitments may be extended with written approval of Federal.

     17. CONTROLLING LAW. The interpretation of this Agreement shall be governed in all respects by the laws of the State of New York.

     18. ASSIGNMENTS. This Agreement may not be assigned without the prior and express written consent of the other party except that upon prior written notice either party may assign all or any part of its rights and delegate its duties under this Agreement to a wholly-owned subsidiary or affiliate.

     19. ENTIRE AGREEMENT. This Agreement represents the entire Agreement between the parties and supersedes all previous written or oral agreement between the parties. This Agreement shall not be modified or affected by any course of dealing, course of performance or usage of trade.

     20. EXHIBITS. All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit, the provisions of this Agreement shall control. Terms used in an exhibit and also used in this Agreement shall have the same meaning in the exhibit as in this Agreement.

     21. MODIFICATION. Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of
 Federal and Contractor by their re'*spective authorized officers.

     22. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired.

     23. NOTICES. All notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be effective when received, if hand delivered, sent by telex, sent by Federal Express service or sent by certified or registered mail, addressed as follows:

 If to Contractor:                       Fritz Companies, Inc.
                                         2005 Nonconnah Blvd., Suite 31
                                         Memphis, TN 38132
                                         Attn: Director,
                                               Express Clearance Customs,

  With a Copy to:                        General Counsel
                                         Fritz Companies, Inc.
                                         706 Mission Street
                                         San Francisco, CA 94103


 If to Federal:                           Federal Express Corporation
                                          2600 Nonconnah Blvd., Suite 191
                                          Memphis, Tennessee 38132
                                          Attn: Sr. Manager, Brokerage Services

 With a Copy to:                          Federal Express Corporation
                                          1980 Nonconnah Blvd.
                                          Memphis, TN 38132
                                          Attn: Managing Director,
                                                Business Transactions

                                          and

                                          Federal Express Corporation
                                          2600 Nonconnah Blvd., Suite 307
                                          Memphis, TN 38132
                                          Attn.: Sr. Supply Chain Specialist;
                                                 Brokerage Services

                                                                            14

     24. VALIDITY OF AGREEMENT. This Agreement shall not be valid nor binding upon Federal unless it shall have been executed by an officer of Federal and legally approved as evidenced by the signature of Federal's attorney in the space provided.

     25. SURVIVAL. The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect "until all obligations are satisfied. Specifically, the Contractor's obligations to indemnify Federal and Federal's obligations to indemnify Contractor shall survive this Agreement.

     26. WAIVER. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     27. SECTION HEADINGS. All section headings and captions used in this Agreement are purely for convenience and shall not affect the interpretation of this Agreement.

     28. DISCLOSURE. The Contractor shall in each instance obtain the prior written approval of Federal concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this Agreement.

     29. CHANGE OF CONTROL. In addition to such other rights as Federal may have, Federal shall have the right to immediately terminate this Agreement upon the acquisition of a majority ownership or voting control of the capital stock, business or assets of Contractor by any third party which is not an affiliate or subsidiary of the Fritz Companies, Inc. Contractor shall promptly notify Federal in writing of any such change in control.

     30. FURTHER ASSURANCES. Each party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the term of this Agreement. Contractor agrees to provide to Federal, from time to time, such public financial information as Federal may reasonably request to determine Contractor's ability to perform its obligations under this Agreement.

     31. SET OFF. There shall be no right of set-off of sums due and payable to Contractor hereunder, whether for duties and taxes or other payables unpaid by consignee or shipper to Federal or for claims of Federal alleged to have arisen under this Agreement.

     32. MILLENNIUM COMPLIANCE (a) "Four-Digit Year Format" shall mean a format that allows entry or processing of a four-digit year date where the first two digits will designate the century and the second two digits will designate the year within the century. "Leap Year" shall mean the year during which an extra day is added in February (February 29th). Leap Year occurs in all years evenly divisible by the number four (4), except that a year that is divisible by 100 is not a Leap Year (unless it is also divisible by 400, i.e., making the year 2000 a Leap Year). "Year/2000 Compliant" shall mean that dates outside of the range 1900-1998, including the years 1999, 2000 and thereafter, encountered and/or processed by the equipment will be correctly recognized, calculated, sorted, stored, displayed and/or otherwise processed in any level of computer hardware or software including, but not limited to, microcode, firmware, application programs, system software, utilities, files and databases.

     (b) Contractor shall use its best efforts to ensure: (i) that the equipment is Year/2000 Compliant; is designed to be used prior to, during and after the calendar year 2000 A.D.; will operate consistently, predictably and accurately, without interruption or manual intervention, and in accordance with all requirements of this Agreement, including without limitation all specifications and/or functionality and performance requirements, during each such time period, and the transitions between them, in relation to dates it encounters or processes; (ii) that all date recognition and processing by the equipment will include the four digit year format and will correctly recognize and process the date of February 29, and any related data, during Leap Year; and (iii) that all date sorting by the equipment that includes a "year category" shall be done based on the four-digit year format.

     (c) Contractor shall use its best efforts to ensure that the equipment will accept data from other systems and sources that are not Year/2000 Compliant, the equipment must properly recognize, calculate, sort, store, output and otherwise process such data in a manner that eliminates any century ambiguity so that the equipment remains Year/2000 Compliant.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

 FRITZ COMPANIES, INC.                              FEDERAL EXPRESS CORPORATION

 By: /s/ R. Arovas                                   By:  Gerald L. Leary

 Title: Executive Vice President                          Title: V.P. GTS
        (Contractor)                                       (Federal)

 .40977

                                    EXHIBIT A

                                 to that certain

                               Services Agreement

                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")

 SERVICES/SPECIFICATION

 1.       RELATIONSHIPS

     A. Contractor is employed by Federal on a contractual basis to act as a customs broker, and the importer of record on the behalf of the consignee/shipper/Federal to customs clear import packages as stated and defined in the contractual Agreement. Contractor will be the importer of record for all shipments covered by this Agreement unless otherwise specifically requested by the Consignee of a shipment.

     B. Federal will provide adequate personnel and facilities to and be responsible for the movement, staging, opening and closing of import packages for U.S. Customs.

 11.      SUPERVISION

     Employees of Contractor must observe all safety, security, and placard requirement and regulations while on Federal's premises.

 Ill.     RESPONSIBILITY

 A. Entry Preparation

     From manifests and documentation of entry information, Contractor will supply and/or verify the Harmonized Code classification number and duty rate to be applied and correct formal/informal entry number to be assigned to each shipment.

     2. Contractor is responsible for using its best efforts for the timely production of entry forms necessary for:

     (a) Completion of rating and selection of all items in a timely manner necessary for Customs Entry/Entry Summary to federal agencies.

     (b) The Customs release of the cargo, unless such is not possible due to the lack of quality, quantity, complexity, or timeliness of the documentation available to Contractor or governmental restrictions on Customs release (i.e. ,quota, contraband, etc.).

 (c)   Lawful, timely entry/entry summary submission to U.S. Customs.

     3. Contractor shall take all reasonable precautions to avoid the release of merchandise from the Hub that would be subject to a post-release redelivery by U.S Customs or redelivery by U.S. Customs for other government agencies. Contractor to reimburse Federal penalties incurred if the return is not successful provided Contractor is clearly at fault.

 B. Aircraft Arrival

     1. Contractor will receive aircraft manifests and other documents from Federal.

     2. From these, Contractor will match document and complete entry packets for each shipment.

 C. Handling of In-Bond Cargo

     1. Federal's aircraft off loader will insure that all in-bond shipments are kept together and loaded in a separate container(s).

     2. Federal's pull-in-driver will take in-bond shipments to designated in-bond area and drop container(s).

     3. Federal is responsible for all physical handling of in-bond cargo including timely display of contents to U.S. Customs and Contractor when so instructed by either U.S. Customs or Contractor.

 D. Customs Inspection

     1. Package inspection and method of opening and presentation of entry packets will be at the discretion of the Customs Inspector.

     2. Federal's employee(s) will open and close packages by the method prescribed by the Customs Inspector.

 E. Customs Cleared Packages

     1. After package  clearance,  Federal's  employee(s) will close package and
cover  in-bond  sticker  with  a  Federal's   promotional  sticker,  mark  final
destination I.D. on packages and take them to the sort input.

     2. After package clearance, Federal will be responsible for matching the released shipment with the released documents provided to
     Federal by Contractor.

 F. Duty Verification

     Contractor agrees to the terms of the Duty Verification Program as outlined and mutually agreed to. Disputes which arise involving transactions whereby Contractor has failed to follow the agreed upon procedures will be rebilled to the Contractor. Contractor will be responsible for the amount of the incorrect duty assessed as well as absorb the cost of the custom entry fee and the cost of initial post entry petitioning/protests.

 G. Caged or Detained Freight

     Contractor will handle all direct customer contact and resolutions to caged or detained freight, as well as attempt to reduce the potential caged shipments through preventative means such as POPS and PREVENTATIVE programs.

 IV.      ABILITY TO MAKE SORT

     A. Provided Federal meets the aforementioned requirements as outlined in Exhibit A and the following overall standard, Contractor will ensure that on all* shipments requiring clearance, an appropriate entry will be lodged with U.S. Customs in a manner which will allow Customs clearance by sort down.

     (*)Does not apply to commodities that require a higher level of technical assistance or other government agency release (i.e. live/quota entries, liquor, TIB entries, etc.); shipments in excess of ten (10) line items per air waybill; and shipments where further documentation or information is required resulting in detainment.

     1. Manifest download of information must be received two (2) hours prior to aircraft arrival.

     2. Contractor must receive usable advanced faxes of required documentation for Customs clearance on minimum of seventy five (75) percent of the shipments requiring formal entry processing (To Exclude Textiles).

     3. Federal must have the last document available and to the Contractor as mutually agreed to before the end of the sort.

     4. Contractor and Federal to mutually agree on standards for live quota entries. To be defined in "Broker Performance Standards".

     5. Shipments in excess of ten (10) HS Codes to be considered complex unless usable faxes are received at least one (1) hour in advance of cargo arrival and the total HS Codes do not exceed one hundred (100).

     B. In the event that Contractor fails to present an entry to U.S. Customs in a timely manner (after all standards and requirements. are met) which causes service failures, Contractor shall be subject to the terms and conditions of
Section 12, Service Failures.

 V.     PERFORMANCE STANDARDS

     The performance standards will be determined by Federal and Contractor publication "Broker Performance Standards". Changes to this publication will be as mutually agreed to by both parties or as required by U.S. Customs. The Contractor will also provide publication "Automated Report Card" (ARC) on a quarterly basis, no later than 14 calendar days after the end of the quarter. The ARC information will be made available to Federal in electronic and hardcopy formats. The categories reported are to be mutually agreed upon and will include but will not be limited to Broker Performance, Invoicing, Clearance Support and Duty Disputes.

 VI.      EXCEPTIONS

     A. If for any reason a shipment does not qualify for Customs clearance, it will be held in Federal's secured area. Contractor will make timely notification to Federal in order for Federal to make notification to the origin and destination. Contractor will assist Federal as necessary in resolving all issues involved in detention.

     B. Contractor will be available to act on the request(s) of the ultimate consignee regarding "post entry services" such as drawbacks, protests, and reductions of duty and will make its best efforts to complete these request(s) to the satisfaction of the ultimate Consignee and U.S. Customs. Compensation for such post entry services will be for the account of the ultimate Consignee and charges by Contractor shall be dictated by Contractor's Memphis standard fee schedule in effect at the time the service is rendered. Contractor is not required to extend credit to any ultimate Consignee/Consignor and is not required to perform any post-entry services without reasonable compensation. If credit cannot be established with the ultimate Consignee, Contractor has the option not to perform the services required until payment is received.

     C. limit the liability for fines, penalties, or other claim by any agency of the U.S. Government as a result of false, misleading, incomplete or insufficient documentation or information supplied by Consignors or Consignees. Contractor will attempt to collect handling fees and any duties due from the Consignor/Consignee in advance; however, if the Consignor/Consignee refuses to render an advance payment, those fees and duties necessary to protect the correctness of the entry will be invoiced to Federal and will be due and payable within seven (7) business day of invoice date.

     D. All duties and user fees will be paid to Contractor by Federal. Federal will collect duties and user fees from Consignor/Consignees. Federal invoices for duties and user fees will be supported by a copy of the Customs Entry CF7501 as well as any other documentation needed to support the Customs Entry as supplied to Federal by Contractor.

     E. Post Entry and Express Customs clearance do not include extensive research and copying to satisfy Customs audit requirements on behalf of Federal. Federal is to provide adequate personnel and equipment to produce needed backup to satisfy Customs requirements made in conjunction with such audits. This section does not include Customs audit of Contractor's company as a licensed broker.

     F. At the written request of Federal, Contractor will provide appropriate personnel to meet with Federal's clients to resolve pending problems and/or to avoid potential future problems. Prior to travel, Contractor and Federal will mutually agree which party will be responsible for reimbursable travel and lodging expenses.

     G. Where specifically requested by Federal, and the request does not cause additional handling or additional undue cost to Contractor, Contractor shall allow for services regarding Automated Clearing House (ACH) payment direct from customers.


     H. Where specifically requested by Federal, Contractor shall work with Federal and its customers to develop and complete operational procedures to allow for Services regarding remote entry filing. Where cost is a consideration the Contractor will work with Federal and Federal's customers to a mutual agreement.

 EXHIBIT B- 1

 to that certain

 Services Agreement

 between

                                                   Federal Express Corporation
                                                              ("Federal")

 and

 Fritz Companies, Inc.

 ("Contractor")

 Memphis, Tennessee.

     Term for this Location: Commence as of the date of this Agreement and shall expire on September
 1, 2000 unless earlier terminated as provided in this Agreement.

 MEM PRICE LIST FOR CUSTOMS CLEARANCE SERVICES


 1) Formal Entries (1,2)
       From I - 1250 Entries per day                                  $18.75 ea.
       From 1251 and above Entries per day                            $16.00 ea.

 2) Caged or Detained Shipments requiring Formal or Informal Entry (3)
                                                                      $21.25 ea.

 3) Informal Entries (1)
       From I - 750 Entries per day                                  $  8.50 ea.
       From 751 and above Entries per day                            $  8.00 ea.

 4) Customer Service (4)
       a) Direct with Federal's Clients and Shippers                 $  9.35 ea.

 b) Delay Notification (CDN)                                         $  6.75 ea.

 5) Consolidated Entries                                              $21.25 ea.
       Each additional AWB line item                                 $  1.65 ea.

 6) Consolidated Entries/Customer Specific Shipments                  $21.25 ea.
       Additional Invoices on Consolidated Entries                   $  2.00 ea.

 7) Section 321 Entries (5)                                          $  1.65 ea.

 Notes to Price List Entries are located on pages 4 and 5

 8) Entries Filed Via Importers System (6)                            $21.25 ea.


 9) Customized Process Accounts (CPA) (7)        Applicable Entry Fee(s), plus
                                        Applicable Category Fee(s) listed below

 Category 1) Use of Proprietary System/Database                 $5.00 per entry

 Category 2) Customized Broker System and/or HTSUS PC          $ 1.00 per entry
               Database-PARTS reference

Category 3) Extensive research/supplemental documentation       $2.00 per entry
               (Trademark letters, Copyright, Licensing, Radiation
               Declarations)

Category 4) Elevated levels of communication required           $4.00 per entry
a)       Verification Handling (Pre-and Post-clearance)
b)       IPD freight movement coordination with Federal's Ops
               C) Special monitoring requests (shipper/consignee/carrier)

Category 5) Special Data Entry (Landed Cost Reports, Customized 750
              and other various customer reportin)              $2.00 per entry


 10) TIB Entries (8)                                                  $75.00 ea.

 11) Surety Bond (9)                                             $40.00 minimum

 12) Liquor Entries (10)                                              $65.00 ea.

 13) Transportation Entries 0 1)                                      $35.00 ea.

 14) Federal Express Corporate Entries (12)                           $50.00 ea.

15) Protest Fees
       a) Customer Requested                                          $75.00 ea.

       b) Federal Express Requested                                   $40.00 ea.

16) Food and Drug Administration Shipment Processing
         a) FDA (EEPS Processing)                                     $ 2.50 ea.

 $ 2.50 e

       b) FDA Single 701 Manual Processing                            $ 2.50 ea.

       c) FDA Disclaims                                               $ 1.00 ea.

 Notes to Price List Entries are located on pages 4 and 5

 17) Department of Defense Entries (13)                               $38.50 ea.

 18) Extra Harmonized Tariff Classifications (14)                     $ 1.10 ea.

 19) Marking/Mutilation of "Sample" Merchandise (15)            $3.50 per piece

 20) Preprocessed Formal Entries (16)                                 $24.19 ea.

 2 1) Mass Exceptions Overtime Rate                             $25.00 per hour

 22) Additional Interim Monthly Billing (17)                          $291,446


                                                          NOTES TO PRICE LIST

The fees listed are based on present service requirements and daily volume projections as outlined by Federal.

 Contractor effects U.S. Customs clearance and release of shipments with:

o        One air way bill/commercial invoice, or its electronic equivalent.

o        All necessary documents are on hand and correctly completed
         (i.e. visas, export licenses, TSCA, FCC740, HS7, textile declarations, import and state department licenses, or other preentr required documentation).

As discussed, the fees include technical support. The listed fees are predicated on Contractor receiving manifest information electronically from Federal.

Federal shall advance Contractor the sum of $500,000 per month, which sum is to be applied against the monthly amount invoiced to Federal under Section 3 and this Exhibit B- I -

Notwithstanding the actual monthly amount invoiced to Federal under Section 3, Federal agrees to pay Contractor the following monthly minimum Fees for each year of the term of this Agreement:

                 Months 1-24                                         $750,000.00

Entry summary transactions exceeding One Thousand Dollars ($ 1,000) (duties and taxes) will be invoiced within three ('3) business days as specified in Section 5A, except where Federal's client has requested a review of the entry prior to payment of duties or requires other Customized Processing.

When Federal is listed as the importer of record (which shall occur only if specifically requested by Federal) and duties exceed
 $5,000.00, Federal shall remit payment directly to US Customs.

 Notes to Price List Entries are located on pages 4 and 5

     It is understood and agreed that the price and rates set forth in this Agreement presume and are premised upon the regulations, procedures and requirements as of the date of this Agreement.

     Given Federal's time and service commitments and the necessity to make sort 100% of the time and Contractor's commitment to achieving same, the following shall apply: Federal shall provide Contractor with additional incentives at the compensation levels indicated in the "Broker Peformance Standards". Contractor will re-imburse Federal for any and all service deficiencies as determined under the "Broker Performance Standards", at the rates indicated in those standards. Contractor must submit all proof necessary for Federal's payment of any incentives determined to be payable to Contractor. This proof shall be submitted with Contractor's monthly service billing. The incentives payout is not an'accruable amount. The perfon-nance incentives/disincentives are separate and apart from all other fees and minimums and only applies to locations where we employ a performance incentive program.

 These standards need to be completed and in place upon contract signing.

     NOTE:  Contractor will provide a reduction in contract fees as follows:
 A. On all days where the four largest volume flights arrive within 1 minutes of schedule, the formal entry fee would be reduced by $.40/entry. This is to be reported by Contractor as an amendment to the monthly ent volume statistics presented with invoicing. Flight arrival times will be those as reported by Federal's Hub Control Center.

B. On all days where Federal achieves a 95%+ of original faxing compliance, a reduction of all formal entries by $1.05 will occur. This will be reporte by Contractor as an amendment to the monthly entry volume statistics presented with invoicing.

 All payments to be made to Contractor's Memphis location.

                                                   NOTES TO PRICE LIST ENTRIES

 (1) Formal and Informal Entries - Prices are tiered.

 (2) Formal Entries - Includes Formal Dutiable, Formal Free, Live/Quota Entries and Customer Processing Accounts. It does not include, Cages.

 (3) Caged or Detained Shipments - Does not include the Customer Service Fee which covers a separate service excluding the Customs Entry.

 (4) Customer Service - For Cages. Does not apply at this time. Implementation to be mutually agreed upon and Federal's Senior Manager or above to issue a letter of authorization.

 Direct contact by Contractor with Federal's Clients and Shippers - Regulatory Delays.

 Notes to Price List Entries are located on pages 4 and 5

 (5) Section 321 Entries - "Mod Act" Review Process and Validation.

 (6) Entries Filed Via Importers System - Entries requiring data input into the shipper or importer's proprietary system for Billing, Regulatory compliance, or other business requirements.

 (7) Customized Processing Accounts (CPA)- To be applied to all Entries designated by Customs Brokerage Administration as CPA. All CPA entries are included in the Entry volumes. Multiple Categories may apply to individual accounts/shipments/entries. In these cases, Contractor will invoice Federal the applicable entry fee plus each applicable Category fee.

 (8) TIB Entries - Includes Initial Entry, Tracking and Export Entry. Not including the cost of the Surety Bond.

 (9) Surety Bond - TIB Entries Only, other rates apply to other types of Bonds. Bond cost are $10.00 per $1,000 of the Bond Amount -
 $40.00 minimum.

 (10) Liquor Entries - Requires the Importer's Bond, Import Permit, and Label Approval.

 (11) Transportation Entries - IT's, T&E's, IE's.

 (12) Federal Express Corporate Entries - Non-Express Shipments Only. This fee applies to any U.S. port of entry, but does not apply to shipments moving through Federal's express revenue system. Governmental Agency overtime services are not included in flat fee.

 (13) Department of Defense Entries - Including the Initial Filing for DSCAR Certification.

 (14) Extra Harmonized Tariff Classifications - Over 10 per Entry with a Maximum of 100.

 (15) Marking/Mutilation of "Sample" Merchandise - Must be pre-approved in writing by Federal's Customs Brokerage Administration.

 (16) Preprocessed Formal Entries - For all Formal Entries which are preprocessed at C ontractor's Anchorage, AK location in the Pacific Earl Entry Center (P.E.E.C.) for designated shipments on Federal's Super Express freighter flight. Audit documentation will be submitted with the billing packet supporting the modified fee.

 (17) Additional Interim Monthly Billing - Covers additional negotiated amounts payable to compensate Contractor for additional costs incurred. It is assumed by the parties, that upon any renegotiation of the rates set forth in this Exhibit, the dollar amount of this line item will be included in the re-negotiated rates and this item shall no longer be payable.

 Notes to Price LAst Entries are located on pages 4 and 5

                                   EXHIBIT B-2

                                 to that certain

                               Services Agreement
                                     between

                           Federal Express Corporation
                                   ("Federal")
                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")


                               Anchorage, Alaska.

 Term for this Location: Commence as of the date of this Agreement and shall expire on February 28, 2000 unless earlier terminated as provided in thi Agreement.

                               ANC PRICE LIST FOR CUSTOMS CLEARANCE SERVICES

                                                         FORMAL ENTRIES

 1) Formal/Live/Quota Entries (1, 2)

 From I -       100 Entries per day                                  $24.19 ea.
 From I -       200 Entries per day                                  $24.19 ea.
 From I -       300 Entries per day                                  $23.97 ea.
 From I -       400 Entries per day                                  $23.70 ea.
 From I -       500 Entries per day                                  $23.53 ea.
 From I -       600 Entries per day                                  $23.05 ea.
 From I -       700 Entries per day                                  $22.70 ea.
 From I -       800 Entries per day                                  $22.30 ea.
 From I -       900 Entries per day                                  $21.87 ea.
 From I -       1000 Entries per day                                 $21.52 ea.
 From I -       1100 Entries per day                                 $20.82 ea.
 From I -       1200 Entries per day                                 $20.25 ea.
 From I -       1300 Entries per day                                 $19.75 ea.
 From I -       1400 Entries per day                                 $19.34 ea.
 From 1         1401 or more Entries per day                         $18.97 ea.

 2) Caged or Detained Shipments - Requiring Formal EntEy (3, 4)      $24.45 ea.

 3) Consolidated Formal Entries/Customer Specific Shipments (2)      $26.46 ea.

 Additional Invoices/AWB on Consolidated Formal Entries              $ 3.31 ea.


 Notes to Price List Entries are located on pages 5 and 6

[GRAPHIC OMITTED][GRAPHIC OMITTED]

 Category 4) Elevated levels of communication required         $ 4.00 per entry
a)       Verification Handling (Pre-and Post-clearance)
b)       IPD freight movement coordination with Federal's Ops
                  c) Special monitoring requests (shipper/consignee/carrier)

 Category 5) Special Data Entry (Landed Cost Reports,
 Customized 7501                                                $2.00 per entry
                  and other various customer reporting)

 10) TIB Entries (8)                                                 $85-00 ea.

 11) Surety Bond (9)                                             $40.00 minimum

 12) Liquor Entries (10)                                             $65.00 ea.

 13) Transportation Entries  (11)                                    $35.00 ea.

 14) Federal Express Colporate Entries (12)                          $50.00 ea.

15) Protest Fees
       a) Customer Requested                                         $75.00 ea.

          b) Federal Express Requested                               $40.00 ea.


16) Food and Drug Administration Shipment Processing
       a) FDA Shipment (OASIS Processing)                            $ 3.00 ea.

          b) FDA Single 701 Manual Processing                        $ 3.00
 ea.

          c) FDA
 Disclaims                                                           $ 1.00 ea.

 17) Dep ment of Defense Entries (13)                                $42.50 ea.

 18) Extra Harmonized Tariff Classifications (14)                   $  1.00 ea.

 19) U.S. Wildlife and Fisheries (15)
           a) Processing and Filing of U.S. Wildlife Form 3177
                           (First 5 Items)                           $10.00 ea.

          b) Additional Items over 5                                 $ 2.50 ea.

 20) Marking/Mutilation of "Sample" Merchandise (16)                 $10.00 ea.


 21) Mass Exceptions Overtime Rate                              $32.50 per hour

 Notes to Price List Entries are located on pages 5 and 6

                                                          NOTES TO PRICE LIST

     The fees listed are based on present service requirements and daily volume projections as outlined by Federal and also:

     a) If FedEx introduces a Super Freighter which does not exceed an entry volume reduction in Anchorage of more than 50%.

    b) If U.S. Customs informal entry threshold does not increase above $2,500.

 0



 Contractor effects U.S. Customs, clearance and release of shipments with:

     o One air way bill/commercial invoice, or its electronic equivalent.

     o All necessary documents are on hand and correctly completed (i.e. visas, export licenses, TSCA, FCC740, HS7, textile declarations, import and state department licenses, or other pre-entry required documentation).

     As discussed, the fees include technical support. The listed fees are predicated on Contractor receiving manifest information electronically fro Federal.

     Federal shall advance Contractor the sum of $350,000 per month (*), which sum is to be applied against the monthly amount invoiced to Federal under
     Section 3 and this Exhibit B-2.

     Notwithstanding the actual monthly amount invoiced to Federal under Section 3, Federal agrees to pay Contractor the following monthly minimum Fees for each year of the term of this Agreement:

                  Months 1 to 12                            $500,000.00

                  Months 13 to 24                            $550,000.00


     (a) Monthly minimums and advances are established to ensure Contractor will be able to maintain consistent staffing and equipment, regardless of operational fluctuations. Contractor agrees to mutually adjust the Monthly Minimum and Advance to reflect operational modifications or other changes in Contractor's responsibilities. Adjustments to the Monthly Minimum and Advance will be proportional to volume changes, operational changes, or regulatory changes.

     Entry summary transactions exceeding One Thousand Dollars ($1,000) (duties and taxes) will be invoiced within three (3) business days as specified in
     Section 4, except where Federal or Federal's client has requested a review of the entry prior to payment of duties or requires other Customized Processing.

     When Federal is listed as the importer of record (which shall occur only if specifically requested by Federal) and duties exceed $5,000.00, Federal shall remit payment directly to US Customs.

     It is understood and agreed that the price and rates set forth in this Agreement presume and are premised upon the regulations, procedures and requirements as of the date of this Agreement.

 Notes to Price List Entries are located on pages 5 and 6

     Given Federal's time and service commitments and the necessity to make sort 100% of the time and Contractor's commitment to achieving same, the following shall apply: Federal shall provide Contractor with additional incentives at the compensation levels indicated in the "Broker Peformance Standards". Contractor will re-imburse Federal for any and all service deficiencies as determined under the "Broker Performance Standards", at the rates indicated in those standards. Contractor must submit all proof necessary for Federal's payment of any incentives determined to be payable to Contractor. This proof shall be submitted with Contractor's monthly service billing. The incentives payout is not an accruable amount. The performance incentives/disincentives are separate and apart from all other fees and minimums and only applies to locations where we employ a performance incentive program.

     These standards need to be completed and in place upon contract signing.

 NOTE: Contractor will provide a reduction in contract fees as follows:

     A. On all days where the four (4) largest volume flights arrive within fifteen (15) minutes of schedule, and are in excess of the number of days in which the (4) largest volume flights arrive over (30) minutes of schedule, and all primary scans are completed by 1:30 P.M. (ANC local time), the formal entry fee would be reduced by $0.20 per formal entry. All reductions would be eliminated for each calendar week (Sunday-Saturday) if there are any roll-overs of flights to the next day. Flight arrival times will be those as reported by Federal's hub control center.

     B. On all days where Federal achieves a ninety-five (95) percent or greater faxing compliance rate from all routes and/or origin locations, the formal entry fee will be reduced by $0.55 per formal entry. Faxing compliance will be in accordance with established fax guidelines for Far East origin locations mutually agreed to by the parties.

     C. Contractor assumes the responsibility for the cost of maintaining personnel to manage the pre-review of textiles in Hong Kong.

 All payments to be made to Contractor's Memphis location.

                           NOTES TO PRICE LIST ENTRIES

     (1) Formal and Informal Entries - Prices are Not Tiered. Total Formal or total Informal volumes will be used to determine one price for each type of entry.

     (2) Formal Entries - Includes Formal Dutiable, Formal Free, Live/Quota Entries and Customer Processing Accounts. It does not include, Cages.

     (3)  Entry  volumes  for  each  category   includes  all  Dutiable,   Free,
          Live/Quota Entries if applicable.

 Notes to Price List Entries are located on pages 5 and 6

     (4) Caged or Detained Shipments - Does not include the Customer Service Fee which covers a separate service excluding the Customs Entry.

     (5) Customer Service - For Cages. Implementation to be mutually agreed upon and Federal's Customs Brokerage Administration/Memphis Senior Manager or above to issue a letter of authorization. Responsibilities will include customer contact to notify Customers of shipment delays and to rectify those regulatory deficiencies which lead to a detention and caging of U.S. inbound shipments. Also responsible for obtaining regulatory information, updating Federal's COSMOS System, and eventual release of shipments.

     (6) Section 321 Entries - Only applies to those shipments involving a Floor/Document Review.

     (7) Customized Processing Accounts (CPA)- To be applied to all Entries designated by Customs Brokerage Administration as CPA. All CPA entries are included in the Entry volumes. Multiple Categories may apply to individual accounts/shipments/entries. In these cases, Contractor will invoice Federal the applicable entry fee plus each applicable Category fee.

     (8) TIB Entries - Includes Initial Entry, Tracking and Export Entry. Not including the cost of the Surety Bond.

     (9) Surety Bond - TIB Entries Only, other rates apply to other types of Bonds. Bond cost are $10.00 per $1,000 of the Bond Amount - $40.00 minimum.

     (10) Liquor Entries - Requires the Importer's Bond, Import Permit, and Label Approval. May also require approval from Federal's Legal Department.

     (11) Transportation Entries - IT's, T&E's, IE's.

     (12) Federal Express Corporate Entries - Non-Express Shipments Only. This fee applies to any U.S. port of entry, but does not apply to shipments moving through Federal's express revenue system. Governmental Agency overtime services are not included in flat fee.

     (13) Department of Defense Entries - Includes the Initial Filing for DSCAR Certification.

     (14) Extra Harmonized Tariff Classifications - Over 10 per Entry with a Maximum of 100.

     (15) U.S. Wildlife and Fisheries - These are additional and are not included in the Entry Fees listed.

     (16) Marking/Mutilation of "Sample" Merchandise - Must be pre-approved in writing by Federal's Customs Brokerage Administration.

 Notes to Price List Entries are located on pages 5 and 6

                                   EXHIBIT B-3

                                 to that certain

                               Services Agreement

                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")

     Oakland, California Term for this Location: Commence as of the date of this Agreement and shall expire on August 31, 1999 unless earlier terminated as provided in this Agreement...

 OAKLAND PRICE LIST FOR CUSTOMS CLEARANCE SERVICES

 FORMAL ENTRIES

 1) Formal/Live/Quota Entries (1, 2)

 From I -       100 Entries per day                                  $21.45 ea.
 From I -       200 Entries per day                                  $20.40 ea.
 From I -       300 Entries per day                                  $20.00 ea.
 From I -       400 Entries per day                                  $19.00 ea.
 From I -       500 Entries per day                                  $18.75 ea.
 From 1 -       600 Entries per day                                  $18.50 ea.
 From 1 -       700 Entries per day                                  $18.15 ea.
 From I -       800 Entries per day                                  $17.75 ea.
 From I -       900 Entries per day                                  $17.75 ea.
 From 1 -       1000 Entries per day                                 $17.75 ea.

 2) Caged or Detained Shipments - Requiring Fonnal Ent!y (3, 4)      $20.40 ea.

 3) Consolidated Formal Entries/Customer Specific Shipments (2)      $23.95 ea.

 Additional Invoices/AWB on Consolidated Formal Entries               $3.30 ea.

 Notes to Price List Entries are located on pages 5 and 6

 4) Informal Entries (1, 2)

 INFORMAL ENTRIES

 From I -       100 Entries per day                                   $7.50 ea.
 From I -       200 Entries per day                                   $7.25 ea.
 From I -       300 Entries per day                                   $6.75 ea.
 From I -       400 Entries per day                                   $6.50 ea.
 From I -       500 Entries per day                                   $6.25 ea.
 From I -       600 Entries per day                                   $6.00 ea.
 From I -       700 Entries per day                                   $6.00 ea.
 From I -       800 Entries per day                                   $6.00 ea.
 From I -       900 Entries per day                                   $6.00 ea.
 From I -       1000 Entries per day                                  $5.88 ea.

 5) Caged or Detained Shipments - Requiring Informal Ently (3, 4)    $20.40 ea.


 6) Consolidated Informal Entries - Non Customer SpecificM           $21.45 ea.

 Each additional AWB line item                                        $1.75 ea.


                                                             OTHER ENTRIES

7) Customer Service (5)
       a) Direct with Federal's Clients and Shippers                  $9.15 ea.

          b) Delay Notification (CDN)                                 $6.75 ea.

 8) Section 321 Entries (3, 6)                                            $2.25
 ea.

 9) Customized Process Accounts (CPA) (7)      Applicable  Entry  Fee(s), plus
                                               Applicable  Categor Fee(s)
                                               listed below


 Category 1) Use of Proprietary System/Database                 $5.00 per entry


Category 2) Customized Broker System and/or HTSUS PC          $ 1. 00 per entry
               Database-PARTS reference

Category 3) Extensive research/supplemental documentation       $2.00 per entry
               (Trademark letters, Copyright, Licensing, Radiation
               Declarations)

Category 4) Elevated levels of communication required           $4.00 per entry
a)       Verification Handling (Pre-and Post-clearance)
               b) IPD freight movement coordination with Federal's Ops

 Notes to Price List Entries are located on pages 5 and 6

                     c) Special monitoring requests (shipper/consignee/carrier)

Category 5) Special Data Entry (Landed Cost Reports,
            Customized 7501                                     $2.00 per entry
               and other various customer reporting)

 10) TIB Entries (8)                                                 $85.00 ea.

 11) Liquor Entries (9)                                              $50.00 ea.

 12) Transportation Entries (10)                                     $32.50 ea.

 13) Federal Express Corporate Entries (11)                          $50.00 ea.

14) Protest Fees
       a) Customer Requested                                         $75.00 ea.

          b) Federal Express Requested                               $40.00 ea.

15) Food and Drug Administration Shipment Processing
       a) FDA Shipment (OASIS Processing)                             $4.00 ea.

          b) FDA Single 701 Manual Processing                         $4.00 ea.

           c) FDA Disclaims                                           $1.00 ea.

 16) Department of Defense Entries (12)                              $42.50 ea.


 17) Extra Harmonized Tariff Classifications (13)                     $1.00 ea.

 18) U.S. Wildlife and Fisheries (14)
       a) Processing and Filing of U.S. Wildlife Form 3177
                                           (First 5 Items)          $ 10.00 ea.

           b) Additional Items over 5                                 $2.50 ea.

 19) Marking/Mutilation of "Sample" Merchandise (15)            $3.50 per piece

 20) Preprocessed Formal Entries (16)                                $24.19 ea.


 21) Mass Exceptions Overtime Rate                              $32.50 per hour



                                  NOTES TO PRICE LIST

     The fees listed are based on present service requirements and daily volume projections as outlined by Federal if U.S. Customs informal entry threshold does not increase above $2,500.

 Notes to Price List Entries are located on pages 5 and 6

     Contractor effects U.S. Customs clearance and release of shipments with:

     o One air way bill/commercial invoice, or its electronic equivalent.

     o All necessary documents are on hand and correctly completed (i.e. visas, export licenses, TSCA, FCC740, HS7, textile declarations, import and state department licenses, or other pre-entry required documentation).

     Fees listed below include technical support and are based on Federal providing Contractor an equivalent of approximately 1,000 sq.ft. office space next to Customs and approximately 2,500 sq. ft. of additional office space (*) at the Oakland facility for Contractor use in providing clearance services. The quoted fees are predicated on Contractor receiving manifest information electronically from Federal.

     (*) The additional 2,500 sq. ft. of office space may be provided as a trailer but must be at least within a reasonable vicinity of the Customs clearance operation.

     Federal shall advance Contractor the sum of $75,000 per month (*), which sum is to be applied against the monthly amount invoiced to Federal under
     Section 3 and this Exhibit B-3.

     Notwithstanding the actual monthly amount invoiced to Federal under Section 3 , Federal agrees to pay Contractor the following monthly minimum Fees for each year of the term of this Agreement:

                  Months 1-24                                  $100,000.00 (*)

     (*) Monthly minimums and advances are established to ensure Contractor will be able to maintain consistent staffing and equipment, regardless of operational fluctuations. Contractor agrees to mutually adjust the Monthly Minimum and Advance to reflect operational modifications or other changes in Contractor's responsibilities. Adjustments to the Monthly Minimum and Advance will be proportional to volume changes, operational changes, or regulatory changes.

     Entry summary transactions exceeding One Thousand Dollars ($1,000) (duties and taxes) will be invoiced within three (3) business days as specified in
     Section 4, except where Federal or Federal's client has requested a review of the entry prior to payment of duties or requires other Customized Processing.

     When Federal is listed as the importer of record (which shall occur only if specifically requested by Federal) and duties exceed $5,000.00, Federal shall remit payment directly to US Customs.

     It is understood and agreed that the price and rates set forth in this Agreement presume and are premised upon the regulations, procedures and requirements as of the date of this Agreement.

 Notes to Price List Entries are located on pages 5 and 6

 All payments to be made to Contractor's Memphis location.

                           NOTES TO PRICE LIST ENTRIES

     (1) Formal and Informal Entries - Prices are Not Tiered. Total Formal or total Informal volumes will be used to determine one price for each type of entry.

     (2) Formal Entries - Includes Formal Dutiable, Formal Free, Live/Quota Entries and Customer Processing Accounts. 'It does not include, Cages.

     (3)  Entry  volumes  for  each  category   includes  all  Dutiable,   Free,
          Live/Quota Entries if applicable.

     (4) Caged or Detained Shipments - Does not include the Customer Service Fee which covers a separate service excluding the Customs Entry.

     (5) Customer Service - For Cages. Implementation is currently authorized by Federal's Customs Brokerage Administration/Memphis Senior Manager. Responsibilities include customer contact to notify Customers of shipment delays and to rectify those regulatory deficiencies which lead to a detention and caging of U.S. inbound shipments. Also responsible for obtaining regulatory information, updating Federal's COSMOS System, and eventual release of shipments.

     (6) Section 321 Entries - Only applies to those shipments involving a Floor/Document Review.

     (7) Customized Processing Accounts (CPA)- To be applied to all Entries designated by Customs Brokerage Administration as CPA. All CPA entries are included in the Entry volumes. Multiple Categories may apply to individual accounts/shipments/entries. In these cases, Contractor will invoice Federal the applicable entry fee plus each applicable Category fee.

      (8) TIB Entries - Includes Initial Entry, Tracking and Export Entry. Not including the cost of the Surety Bond.

      (9) Liquor Entries - Requires the Importer's Bond, Import Permit, and Label Approval. May also require approval from Federal's Legal Department.

     (10) Transportation Entries - IT's, T&E's, IE's.

     (11) Federal Express Corporate Entries - Non-Express Shipments Only. This fee applies to any U.S. port of entry, but does not apply to shipments moving through Federal's express revenue system. Governmental Agency overtime services are not included in flat fee.

 Notes to Price List Entries are located on pages 5 and 6

     (12) Department of Defense Entries - Includes the Initial Filing for DSCA Certification.

     (13) Extra Harmonized Tariff Classifications - Over 10 per Entry with a Maximum of 100.

     (14) U.S. Wildlife and Fisheries - These are additional and are not included in the Entry Fees listed.

     (15) Marking/Mutilation of "Sample" Merchandise - Must be pre-approved in writing by Federal's Customs Brokerage Administration.

     (16) Preprocessed Formal Entries - For all Formal Entries which are preprocessed at Contractor's Anchorage, AK location in the Pacific Early Entry Center (P.E.E.C.) for designated shipments on Federal's Super Express freighter flight. Audit documentation will be submitted with the billing packet supporting the modified fee.

 Notes to Price List Entries are located on pages 5 and 6

                                    EXHIBIT C
                                 to that certain
                                Service Agreement
                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and
                              Fritz Companies, Inc.
                                 ("Contractor")

                                 CHANGE ORDER FORM

 Service Agreement No:

 Change Order Date:

 TO: Contractor:

 Address:

 City/State:

 As provided in your Service Agreement with Federal Express Corporation dated
                            , the following changes in the Services are made:

 This Change Order when signed by the parties will have the following effect:

         a. Fee:
                             (increase/decrease/NA)

              b. Termination Date:

     This Change Order in no other way alters the terms and conditions of the Service Agreement which are ratified and confirmed other than as amended by this Change Order.

 FRITZ COMPANIES, INC.                           FEDERAL EXPRESS CORPORATION

 By: /s/ R. Arovas                               By:  /s/ Gerald P. Leary

 Title:                                            Title: Vice President
      ("Contractor")                                       ("Federal")

                                    Exhibit D

                                 to that certain

                                Service Agreement

                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")

                             INSURANCE REQUIREMENTS

 I     Workers' Compensation

          (a) State                                                   Statutory
          (b) Applicable Federal                                      Statutory
               (e.g., Longshoremen's)
          (c) Employer's Liability$                                  250,000.00

 2.      Comprehensive General Liability
       Including Premises - Operations' Contractual Liability;
       Products and Completed Operations; with a Combined
       Single Limit not less than                                $ 1,000,000.00

3. Completed Operations and Products Liability shall be maintained for 2 years after final payment.

4.       Comprehensive Automobile Liability with a Combined Single
        limit not less than                                      $ 1,000,000.00

5. Employee Fidelity Bond, naming Federal as obligee, in an amount not less than
                                                    $25,000.00 per employee per
                                                                     occurrence

 6.    Surety Bond with U.S. Customs in an amount not less than
                                                                 $ 5,000,000.00

 Federal shall pay the amount of $ 10,000.00 per month in order to reimburse Contractor for the insurance required pursuant to Section 15(f) of the Agreement.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

 11 1



                                    Exhibit E

                                 to that certain

                                Service Agreement

                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")

                SELECTION AND MINIMUM SPECIFICATION FOR EMPLOYEES

 Criminal Reference Checks

     Contractor may utilize the company of their choice to provide the criminal background check and must meet the enclosed criteria. The results of these investigations and copies of the appropriate supporting documentation must be made available to Federal upon request.

     A criminal background check must be performed for all employees first being assigned to Federal prior to reporting for work. Criminal checks performed 120 days or less prior to the report date will be considered valid. The background checks must be for the county of residence & county of employment, and must cover the last 7 years (or as otherwise permitted under applicable law), prior to the employee being assigned to Federal.

     If the completed criminal background check indicates that the prospective employee has been convicted of a misdemeanor or a felony within the last 7 years (or as otherwise permitt9d under applicable law), the Sr. Manager of the contracting security department at Federal must be consulted prior to assigning the employee to Federal.

     Contractor shall not assign anyone convicted of a job related crime without first consulting with the Sr. Manager of the contracting security department at Federal or a pre-designated representative. The criminal background check is good for the same time period as the I.D. badge.

 Drug Screening

     A drug screen that meets Federal's Protocol Standards will be conducted for each employee first being assignment at Federal. A negative test result will be required for assignment.

     The 5 drugs that each prospective employee is to be tested for are: (1) Marijuana, (2) Cocaine, (3) Opiates, (4) Phencyclidines (PCP), and (5) Amphetamines.

     The testing laboratories must be SAMHSA (Substance Abuse and Mental Health Services) approved and must contact the Department of Transportation (DOT) for the minimum allowable levels established by the DOT. The drug screen is required initially and the employee is subject to future drug screens if there is probable cause.

 Badges

     As required, Contractor will provide suitable identification badges as approved by Federal, any government agencies, and local airport authorities for each employee assigned to Federal.

 .40977

                                    Exhibit F

                                 to that certain

                                Service Agreement

                                     between

                           Federal Express Corporation
                                   ("Federal")

                                       and

                              Fritz Companies, Inc.
                                 ("Contractor")

                               LOCATIONS AND TERMS

 Locations:
 1) Memphis, Tennessee
 2) Anchorage, Alaska
 3) Oakland, California

 Terms:
 Memphis, Tennessee

          The term of this Agreement for Contractor's Services in Memphis, Tennessee shall commence as of the date of this Agreement and shall expire on September 1, 2000 unless earlier terminated as provided in this Agreement.

 Anchorage, Alaska

          The term of this Agreement for Contractor's Services in Anchorage, Alaska shall commence as of the date of this Agreement and shall expire on February 28, 2000 unless earlier termipated as provided in this Agreement.

 Oakland, California

          The term of this Agreement for Contractor's Services in Oakland, California shall commence as of the date of this Agreement and shall expire on August 31, 1999 unless earlier terminated as provided in this Agreement.

 LLMEM1 40977.3 08/ 24/98 11:07 AM

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

          This Agreement is entered into this 1st day of December, 1998 by and between FRITZ COMPANIES, INC., a Delaware Corporation (Fritz) and Brad Lee Skinner ('Executive").

          Whereas   Executive   has   certain   knowledge   and  skills  in  the
          International  Logistics  business and wishes to be employed by Fritz;
          and

          Whereas Fritz desires to employ Executive in its business;

          Wherefore, Fritz and Executive in consideration of the covenants contained herein agree as follows:

          I - Fritz shall employ Executive as of January 1, 1999 in the position of Vice President-Global Sales and Marketing, resident in the San Francisco Bay Area reporting to The Office of the Chairman (or its successor).

          2. Fritz shall compensate Executive for such employment as follows:

          a. Twenty Thousand Eight Hundred Thirty-Three Dollars ($ 20,833) gross salary per month;

          b. Fringe Benefits as provided to all Fritz Executives reporting to The Office of the Chairman.

          C Participation in the Performance Based Retention Plan under the terms and conditions of such Plan as are determined by the Executive Committee and/or Compensation Comrnittee of the Board of Directors of Fritz frorn time to time. For Fiscal Year 1999, such Plan provides for eligibility for payment in Fritz common stock (30% vested and 70% cliff vesting at 5 years) in an amount. up to the equivalent of one year's base salary.

          d. A one-time giant, subject to approval by the Compensation Committee of the Board of Directors of Fritz, of ten thousand (10,000) non-qualified stock options with an exercise price equal to the dosing price of Fritz common stock. on the NASDAQ stock exchange on the first day of employment of Executive hereunder (if such date is not a =cling day on the NASDAQ stock exchange, then the exercise price shall be the dosing price on the last trading day prior to such first day of employment), and subject to the tem-is and conditions of the standard Fritz Non-qualified stock option Agreement e Grants of restricted stock and/or stock options from time to time as approved in the sole discretion of the Board of Directors of Fritz.

          f A one-time interest-free loan of Five Hundred Thousand Dollars ($500,000) to be used exclusively towards the purchase and/or remodeling of a residence for Executive in the San Francisco) Bay Area, which loan shall be forgiven in One Hundred Thousand Dollar ($ 100,000) increments at the completion of each full year of continuous employment hereunder. The balance of such loan is repayable in full upon the termination of employment of Executive with Fritz regardless of cause. In the event of the death of Executive while in the, employ of Fritz, the balance of such loan shah be forgiven.

          g. Reimbursernent of documented closing costs and/or points on the aforementioned residence in an amount not to exceed two percent (2%) of the purchase price of such residence.

          h. Fritz shall make its corporate apartment in San Francisco available to Executive for the months of January and February, 1999 for the use exclusively of Executive and his wife and children. In the event of unavailability of such apartment, Fritz shall reimburse Executive for Iodging expenses for him and his wife and children for A or part of such period until such time as Executive takes possession of the residence referred to above. In addition, Fritz shall reimburse
          Executive for any other temporary Irving expenses incurred by Executive up to the date of taking of possession of the residence referred to above,. However, in no event shall total reimbursements for the items in this subsection h. exceed Ten Thousand Dollars ($10,000.00).

          3. This Agreement shall have a term of five (5) years expiring on December 31, 2003. All terms herein shall remain unchanged for the duration of the ten-n of this Agreement unless changed or modified by a written document signed by The Office of the Chairman of Fritz.

          4. Either party may terminate this Agreement with no further liability or obligations hereunder for good cause or material breach of contract by the other party. For purposes hereof, 'good cause shah mean:

          a. Executive materially fails to meet the mutually agreed upon performance objectives agreed upon at the commencement of each fiscal year through the normal management by objectives process as established by Fritz; or

          b. commission of any felony or any crime involving moral turpitude or dishonesty-, or

          C.  participation in a fraud or act of dishonesty against the Company;
          or

          d. intentional damage to Company property-, or

          e. material breach of this Agreement or any written policies of the Company, or

          f. conduct by the Executive that, in the good faith and reasonable determination of the Board of Directors of Fritz, demonstrates gross unfitness to serve in your position hereunder, or

          g. any material reduction in the compensation of Executive.

          5. In the event that Fritz elects to terminate Executive's employment without good cause at any time during the term of this Agreement, Fritz shall pay Executive a lump sum payment equal to one year's base salary. Such payment shall be Executives sole legal remedy for such termination and Executive shall execute a full legal release of Fritz to that effect.

          6. Should Executive continue in the employ of Fritz after the expiration of this Agreement, he should be an at will Executive whose employment may be terminated by Executive or Fritz with or without cause. Compensation and other terms and conditions of such at will employment shall be those mutually agreed upon by Executive and Fritz as of the commencement date of such at-will employment

          7. Executive shall not engage in any activity whatsoever which conflicts with the interests of Fritz or with Executive,s duties as an Executive of Fritz. Executive understands that Executives employment is on a full-time basis, and Executive agrees not to engage in any other employment or business-related activity without the prior written consent of an officer of Fritz. Executive hereby represents that Executive has no agreements with, or obligations to, any person or entity which conflicts, or may conflict, with the interests of Fritz or with Executives duties as an Executi of Fritz.

          8. Executive understands and acknowledges that during Executive's employment with Fritz, Executive has been and shall be exposed to Confidential Information (defined below), all of which is proprietary and which rightfully belongs to Fritz. Executive shall hold in a fiduciary capacity for the benefit of Fritz all such Confidential Information obtained by Executive during Executives employment with Fritz and shall not directly or indirectly, at any time, either during or after Executive's employment with Fritz, without Fritz prior written consent, use any of such Confidential Information. or disclose any of such Confidential Information to any individual or entity other than authorized Executives of Fritz except as required in the performance of Executives duties for Fritz. Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Fritz or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive as an Executive of Fritz or on behalf of Fritz, including, without limitation, information concerning the provision of freight forwarding services such as the cost of such services, price fists, marketing program or plans, lists of customers, potential customers, dealers and contacts and other compilations of confidential information.

          9. Upon termination. of Executive's employment (regardless of cause), Fritz agrees to pay Executive, in consideration of Executive's Covenants and Agreements in this Section 9, base salary, payable in equal semimonthly installments for a period up to six (6) months the length of which shall be in Fritz' sole discretion ("Non-Competition Period); provided, however, that no payments shall be due under this
          Section 9 if Fritz waives in writing the noncompetition/nonsolication provisions set forth in this Section 9 within thirty (30) days of the effective date of such termination. Unless waived in writing by Fritz, the following shall apply

          a. during the term hereof and for the Non-Competition period after Executive ceases to be employed by Fritz, Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, participate in, invest in, permit his name to be used by, act as consultant or advisor to, render services for (whether alone or in association with any individual, entity, or other business organization), or otherwise assist in any manner any individual or entity that engages in or owns, invests in, manages or controls any venture for enterprise engaged in the provision of services that are sirnilar to, or in competition with, or may materially detract from, any services provided by Fritz or as to which Fritz had firm plans as of the date Executive ceased to be employed by Fritz. Nothing herein shall prohibit Executive from being a passive owner of not more than two percent (20/6) of the outstanding stock,, of any class of securities of a corporation engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation.

          b. during the Non-Competition Period, Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid another in inducing any Executive of Fritz to leave the employ of Fritz, or in any way interfere with the relationship between Fritz and any Executive of Fritz, or (H) induce or attempt to induce any customer of Fritz to cease doing business with Fritz, or in any way interfere with the relationship between Fritz and any customer or other business relation of Fritz.

          c. during the Non-Competition Period, Executive shall not, directly or indirectly employ any Executive of Fritz who voluntarily terminates such employment until three months have passed following termination of such employment

          d. in the event a court shall refuse to enforce the agreements contained herein, either because of the scope of to the geographical area specified in this Agreement or the duration of the restrictions, the parties hereto expressly confirm their intention that the geographical area covered hereby and the time period of the restrictions be deemed automatically reduced to the minimum extent necessary to permit enforcement

          10. Each of the parties hereto acknowledges and agrees that the extent of damages to Fritz in the event of a breach by Executive of d-ds Agreement would be impossible to ascertain and there is and will be available to Fritz no adequate remedy at law to compensate it in the event of such a breach. Consequently, Executive agrees that, in the event that he breaches any of such covenants, Fritz shall be entitled, in addition to any other relief to which it may be entitled including without lirnitation money damages, to enforce any or all of such covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.

          11. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding its choice of laws/conflict. of laws jurisprudence and venue shall exist, exclusively in the Federal or State courts situated in San Francisco, California.

 FRITZ COMPANIES, INC.                                         BRAD LEE SKINNER


 By:/s/Jan H.Raymond                                       /s/ Brad Lee Skinner
Title: General Counsel/Sr. Vice-President

                                                         Fritz Companies, Inc.

 December 7, 1998

 Mr. Raymond L. Smith
 30 Ralston Court
 Hillsborough, CA 94010

 Dear Ray:

          Fritz Companies, Inc. ("Fritz" or "the Company") is pleased to offer you the position of Chief Operating Officer ("COO") on the terms described below.

          As COO of Fritz, you will report to the Chief Executive Officer ("CEO") and you will be part of the Office of the Chairman along with me, acting in my capacity as CEO. All Company senior executives will report to the Office of the Chairman. You will work in the San Francisco Bay Area, California, and perform the duties customarily associated with this position, and such duties as may be assigned to you by the CEO or the Board of Directors. Your initial assignment will be to oversee the successful completion of the GBS and Y2K projects. Over time your responsibilities will be expanded to include executing the strategies and policies of the Company; achieving the Company's financial, operational, and performance objectives; and preparing an action plan to be approved by the CEO. You also will be a member of the Executive Committee. Your date of hire will be January 18, 1999.

          Your initial base salary will be $300,000 per year less standard deductions and withholdings, paid semi-monthly. Unless otherwise mutually agreed in writing, your annual base compensation with the Company will not be less than $300,000. You will participate in the Company's performance-based retention plan. Under this plan, at the end of each year you will be eligible for a restricted stock bonus in an amount of stock equivalent to one year's salary. Under the current plan, thirty percent (30%) of such restricted stock shall be immediately vested. The remaining 70% shall vest in its entirety five years after the date of the stock grant. You will be eligible to participate in the current fiscal year's Performance Based Retention Plan after you and the Chairman have set mutually agreed upon goals and objectives for this fiscal year. As with all executives, receipt of stock bonuses will be subject to the achievement of our annual financial plan and individual management objectives pursuant to the terms of the plan. You will also be eligible for additional stock bonuses at the discretion of the Board.

 Mr. Raymond L. Smith
 December 7, 1998
 Page Two

          Upon approval by the Board on or about the date your employment commences with Fritz, you will receive an incentive stock option grant, under the terms of the Company's Option Plan, in the total amount of 10,000 shares of Fritz Common Stock at an exercise price equal to the fair market value of Fritz Common Stock on the date of grant. One-third of this grant shall vest on the first anniversary of your date of hire. The remaining two-thirds of this grant will vest in equal amounts on the second and third anniversaries of your date of hire in accordance with the Company's standard vesting policy. Other terms of the option shall be consistent with the Company's Option Plan and with the terms set forth in your stock option grant. From time to time, the Board reviews the outstanding option grants for senior Company executives and may issue additional options in the future at its discretion.

          The Company will reimburse you for reasonable, documented business expenses pursuant to Company policy.

          In addition to your salary and incentive compensation, you will be eligible for the following Company benefits consistent with Company policy: three weeks of vacation per year, annual physical examination, life insurance, and medical and dental coverage for yourself and your dependents.

          Of course, you will be expected to abide by all of the Company's policies and procedures. As a further condition of your employment, you agree to refrain from any unauthorized use or disclosure of the Company's proprietary or confidential information or materials. You also agree to sign and comply with the enclosed Confidentiality Agreement. By accepting this offer, you are representing that you are not a party to any agreement (e.g., a non-compete) with any third party or prior employer that would conflict with or inhibit your performance of your duties with Fritz.

          You will be expected to devote your full time and attention to the business activities of the Company, except that you may continue to serve upon boards of directors upon which you presently serve. You may not serve upon additional boards of directors or engage in other outside professional activities without the Company's consent.

          Either you or the Company may terminate your employment relationship at any time for any reason whatsoever, with or without cause or advance notice. If the Company terminates your employment without cause at any time within the first five years of employment, or if you terminate your employment for good reason within that period, the Company will pay you, as the only severance compensation, the amount of $500,000, subject to standard payroll deductions and withholdings. This payment will be made in a lump sum as soon as practicable following your termination. You will be required to sign a general release of claims in order to obtain this severance. If you resign for other than good reason or your employment is terminated for cause, all compensation and benefits will cease immediately, and you will receive no severance benefits.

 Mr. Raymond L. Smith
 December 7, 1998
 Page Three

          For purposes of this letter agreement, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property: (v) material breach of this Agreement, your Confidentiality Agreement or any Employment Agreement; (vi) material failure to meet the mutually agreed upon performance objectives set at the commencement of each fiscal year through the normal management by objectives process as established by the Company; or (vii) conduct by you that, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve. For purposes of this letter agreement, "good reason" means (i) any material reduction in your compensation, including but not limited to any such material reduction following a change in control of the Company; or (ii) termination of your employment by the Company within twelve (12) months after a change in control of the Company. For purposes hereof, "change in control" shall mean (a) the disposition by Mr. Lynn Fritz (other than to related persons or companies or trusts beneficially controlled by Mr. Fritz) of thirty percent (30%) or more of the issued and outstanding shares of voting stock in the -Company; or (b) the accumulation by one person or entity of a quantity of voting stock of Fritz equal to or greater than one hundred ten percent (110%) of the beneficial holdings of voting stock of Fritz by Mr. Lynn Fritz.

          In consideration of the Company vesting, one year from the last day of your employment with the Company, all options previously granted to you but not yet vested as of your last day of employment by the Company, you shall not compete with the Company (either directly or indirectly) or solicit the employees or clients of the Company for a period of one year from the last day of employment by the Company. In the event that your employment is terminated by the Company for cause, the Company shall have the right to void this clause.

          This letter constitutes the complete, final and exclusive embodiment of the entire agreement between you and Fritz with respect to the terms and conditions of your employment. In entering into this agreement, neither party is relying upon any promise or representation, written or oral, other than those expressly contained herein, and this agreement supersedes any other such promises, representations or agreements. It may not be amended or modified except in a written agreement signed by you and a duly authorized Company officer. As required by law, this offer of employment is subject to proof of your right to work in the United States.

          To ensure rapid and economical resolution of any disputes which may arise under this agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever, regarding the interpretation, performance, enforcement or breach of this agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) under the then-existing rules of Judicial Arbitration and Mediation Services ("JAMS") in San Francisco, California. The prevailing party in the arbitration shall be entitled to recover his or its attorneys' fees.

 Mr. Raymond L. Smith
 December 7, 1998
 Page Four

          If you choose to accept our offer as described above, please sign below and return this letter to me by the close of business on December 11, 1998.

          I am enthusiastic about the prospect of your joining the Fritz team. I look forward to a productive and enjoyable relationship helping Fritz grow.

Very truly yours,

Fritz Companies, Inc.

By:/s/ Lynn C. Fritz
Chairman and Chief Executive Officer

 Agreed and Accepted.

 By:  /s/Raymond L. Smith

 Date:    12/7/99

                            CONFIDENTUALITY AGREEMENT

          This Confidentiality Agreement is entered into this 7th day of December, 1998 by and between Fritz Companies, Inc., on behalf of itself and its worldwide network of subsidiaries and affiliates (collectively "Fritz") and Raymond Smith ("Executive").

          Whereas Fritz Companies, Inc. desires to employ Executive in a position where he will be exposed to and have access to confidential information of Fritz; and

          Whereas Executive desires to be employed by Fritz Companies, Inc.;

          Wherefore, as a material consideration for Fritz Companies, Inc. employing Executive, Executive agrees and covenants that:

          Executive understands and acknowledges that during his employment with Fritz, he has shall be exposed to Confidential Information (defined below), all of which is proprietary and which rightfully belongs to Fritz. Executive shall hold in a fiduciary capacity for the benefit of Fritz all such Confidential Information obtained by Executive during his employment with Fritz and shall not, directly or indirectly, at any time, either during or after his employment with Fritz, without Fritz' prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual. or entity other than, authorized employees of Fritz except as required in the performance of Executive's duties for Fritz. Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Fritz or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive as an employee of Fritz or on behalf of Fritz, including, without limitation, information concerning the provision of freight forwarding services such as .the cost of such services, price lists, marketing programs or plans, lists of customers, potential customers, dealers and contacts and other compilations of confidential information.

          Executive acknowledges and agrees that the extent of damages to Fritz in the event of a breach by Executive of this Agreement would be impossible to ascertain and there is and will be available to Fritz no adequate remedy at law to compensate it in the event of such a breach. Consequently, Executive agrees that, in the event that he breaches any of such covenants, Fritz shall be entitled, in addition to any other relief to which it may be entitled including without limitation money damages, to enforce any or all of such covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

 FRITZ COMPANIES, INC.                                  /s/     RAYMOND SMITH
By: Title:

                                             Fritz Companies, Inc.

December 16, 1998

 Mr. Joseph L. Carnes
 406 Lighthouse Lane
 Peachtree City, GA 30269

 Dear Joey:

          As a result of our discussions, I am proposing the following guarantee to you over the next four years. In order to guarantee your access to the stock that you are currently vesting, the vesting time will be modified as follows for your three existing stock grants:

          Grant Date       # RS
          2/15/97          20,000
          7/23/97            8,988               Will vest on January 1, 2001
          7/27/98           11,275

          In order to guarantee a minimum stock grant to you and an accelerated vesting date, I am proposing the following schedule:

          Grant Date        # RS              Vesting
          7/99              20,000            30% immediate vesting,
                                              70% cliff vesting at 3 years.
          7/2000            20,000            30% immediate vesting,
                                              70% cliff vesting at 2 years.
          7/2001            20,000            Immediate vesting.
          7/2002            20,000            Immediate vesting.

          In addition to the above, you will receive an immediate grant equivalent to 15,000 shares gross on January 1, 1999, at the market price on the grant date. This will be provided on an after-tax net grant basis such that the withholding taxes will be paid in cash and the after-tax net shares will be deposited into your Alex. Brown brokerage account. The foregoing is conditioned, of course, upon your being employed by Fritz on the respective vesting dates.

          On January 1, 1999, your salary will be increased to $275,000 per year, and your title will be changed to Executive Vice President. You will be made an officer of the Company at a mutually agreed-upon date in the near future.

 Mr. Joseph Carnes
 December 16, 1998
 Page Two

          Either you or the Company may terminate your employment relationship at any time for any reason whatsoever, with or without cause or advance notice. If the Company terminates your employment without cause at any time within the next five years of employment, the Company will pay you, as the only severance compensation, the amount of $400,000, subject to standard payroll deductions and withholdings. This payment will be made in a lump sum as soon as practicable following your termination. You will be required to sign a general release of claims in order to obtain this severance. If you resign, your employment is terminated for cause, all compensation and benefits will cease immediately, and you will receive no severance benefits.

          For purposes of this letter agreement, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of this Agreement or your Proprietary Information and Inventions Agreement; or (vi) conduct by you that, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve.

          Joey, you are a key member of the Fritz management team, and I am taking this special action both to state your value to the company and to insure your continued employment with us.

Sincerely,


   /s/ Lynn C. Fritz

 Agreed:

   /s/  Joseph L. Carnes

 Date:12/30/98

                              Fritz Companies, Inc.

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

     THIS AGREEMENT is entered into this 1" day of January, 1999, by and between FRITZ COMPANIES INC., a Delaware Corporation ("Fritz" or "the Company") and JAN
H. RAYMOND ("Employee").

     WHEREAS,   Employee  has  certain  knowledge  and  skills  in  the  freight forwarding/customs brokerage business and wishes to continue to be employed by Fritz; and

     WHEREAS Fritz desires to continue to employ Employee in its business;

     WHEREFORE, Fritz and Employee in consideration of the covenants contained herein agree as follows:

     1. Fritz shall employ Employee as of January 1, 1999 in the position of Executive Vice President/General Counsel/Secretary and as a member of the Executive Committee of Fritz in San Francisco reporting to the Office of the Chairman (or its successor).

     2. Fritz shall compensate Employee for such employment as follows:

     (a) Base salary equal to no less than eighty percent (80%) of the average base salary of the three highest paid officers of Fritz (excluding the Office of the Chairman). For purposes of this Agreement, the Office of the Chairman shall be limited to the CEO and the COO. In no event shall Employee's base salary be reduced at any time during the term of this Agreement. Such salary shall be adjusted to comport with the above percentage initially as of January 1, 1999 and thereafter at the first meeting of each fiscal year of the Compensation Committee of the Board of Directors of Fritz or July 31 of each year, whichever comes earlier.

     (b) Eligibility to receive stock options in the discretion of the Compensation Committee of the Board of Directors of Fritz ("the Board"). However, Employee shall receive during each fiscal year of the term of this Agreement, stock option shares equal to no less than eighty percent (80%) of the average number of stock option shares granted during that fiscal year to the three highest paid officers of Fritz (excluding the Office of the Chairman).

     (c) Eligibility to receive stock grants in the discretion of the Compensation Committee of the Board of Directors of Fritz. However, Employee shall receive during each fiscal year of the term of this Agreement, stock grants equal to no less than eighty percent (80%) of the average number of shares of stock granted during that fiscal year to the three highest paid officers of Fritz (excluding the Office of the Chairman).

     (d) Participation in the Performance Based Retention Plan (or such other plan as succeeds it) at the level prescribed therein for executive officers of Fritz. The level of award thereunder shall be as provided for in such plan for executive officers of Fritz, but, in no event, shall any such award be less than eighty (80%) of the average award to the three highest paid officers of Fritz (excluding the Office of the Chairman).

     (e) In calculating any awards to Employee under subparts (b), (c) and (d) above, any awards to persons who were employed by Fritz for less than the entire fiscal year shall be annualized.

     (f) An award of seven thousand five hundred (7,500) unrestricted shares of Fritz stock as of the signing of this Agreement. This award shall not be considered in calculating any award under subparts (c) or (d) above.

     (g) Company benefits as provided to all Executive Officers of Fritz reporting to the Office of the Chairman (or its successor).

     3. This Agreement shall have a term of three (3) years, expiring on December 31, 2001. If Fritz terminates Employee's employment without cause at any time prior to December 31, 2001, and if Employee complies with the terms set forth in Paragraph 8 herein, Fritz will pay Employee's then current base salary through December 31, 2001 as Employee's only severance compensation. These payments will be made on Fritz's regular payroll dates, subject to standard payroll deductions and withholdings. Employee may resign at any time for any reason whatsoever. If Employee resigns, or his employment is terminated for cause, or if Employee breaches the tenns of Paragraphs 7, 8 or 9 herein, all compensation and benefits will cease immediately, and Employee will receive no severance benefits or, if he has already begun receiving severance benefits, he shall receive no further severance benefits.

     4. For purposes of this Agreement, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty;
(ii) participation in a fraud or act of dishonesty against the Company, or other form of gross misconduct; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; or (v) material breach of this Agreement or Employee's Proprietary Information Agreement.

     5. Should Employee continue in the employ of Fritz after the expiration of this Agreement, he will be an at-will employee whose employment may be terminated by Employee or Fritz with or without cause. Compensation and the other terms and conditions of such at-will employment shall be those provided for in this Agreement unless otherwise mutually agreed by the parties in writing.

     6. Employee shall not engage in any activity whatsoever which conflicts with the interests of Fritz or with Employee's duties as an employee of Fritz. Employee understands that Employee's employment is on a full-time basis, and Employee agrees not to engage in any other employment or business-related activity without the prior written consent of the Office of the Chairman of Fritz. Employee hereby represents that Employee has no agreements with, or obligations to, any person or entity which conflict, or may conflict, with the interests of Fritz or with Employee's duties as an employee of Fritz.

     7. Employee understands and acknowledges that during Employee's employment with Fritz, Employee has been and shall be exposed to Confidential Information (defined below), all of which is proprietary and which rightfully belongs to Fritz. Employee shall hold in a fiduciary capacity for the benefit of Fritz all such Confidential Information obtained by Employee during Employee's employment with Fritz and shall not, directly or indirectly, at any time, either during or after Employee's employment with Fritz, without Fritz' prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual or entity other than authorized employees of Fritz except as required in the performance of Employee's duties for Fritz. Employee shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Fritz or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Employee as an employee of Fritz or on behalf of Fritz, including, without limitation, information concerning the provision of freight forwarding services such as the cost of such services, price lists, marketing programs or plans, lists of customers, potential customers; dealers and contacts and other compilations of confidential information. Employee also agrees to continue to comply with any proprietary information and inventions agreement previously signed by Employee.

     8. Upon termination of Employee's employment (regardless of cause), for a period which may be extended for up to six months in Fritz's sole discretion (the "Non-Competition Period"), Employee agrees to the following:

     (a) During the Employee's employment and the Non-Competition Period, Employee shall not, directly or indirectly, either for himself or any other person, own, manage, control, participate in, invest in, permit his name to be used by, act as consultant or advisor to, render services for (whether alone or in association with any individual, entity, or other business organization), or otherwise assist in any manner any individual or entity that engages in or owns, invests in, manages or controls any venture or enterprise engaged in the provision of services that are similar to, or in competition with, or may materially detract from, any services provided by Fritz or any services which Fritz has firm plans to provide as of the termination of Employee's employment. Nothing herein shall prohibit Employee from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation.

     (b) During the Non-Competition Period, Employee shall not, directly or indirectly induce or attempt to induce any customer of Fritz to cease doing business with Fritz, or in any way interfere with the relationship between Fritz and any customer or other business relation of Fritz.

     (c) During the Non-Competition Period, Employee shall not, directly or indirectly, employ any employee of Fritz who voluntarily terminates his or her employment at Fritz until three months have passed following termination of such employment.

     If Employee's employment is terminated without cause and the Non-Competition Period extends beyond December 31, 2001, Employee shall receive the equivalent of his base salary at the time of the termination of his employment through the end of the Non-Competition Period. If Employee's employment is terminated with cause or Employee resigns and Fritz elects to invoke the Non-Competition Period, Employee shall receive the equivalent of his base salary at the time of the termination of his employment for the duration of the Non-Competition Period. These payments will be made on Fritz' regular payroll dates, subject to standard payroll deductions and withholdings.

     9. For the period of Employee's employment with Fritz and for any Non-Competition Period thereafter, Employee shall not, either directly or indirectly, solicit or attempt to solicit any employee, consultant or independent contractor of Fritz to terminate his or her relationship with Fritz to become an employee, consultant or independent contractor to or for any other person or entity.

     10. All restricted stock grants and stock options of Employee not then vested shall immediately vest upon any of the following events:

     (a) The death of Employee.

     (b) The permanent disability of Employee.

     (c) The termination of the employment of Employee by Fritz other than for cause as defined in Section 4 above.

     (d) Change of control of Fritz. For purposes hereof, change of control shall be defined as: (i) the disposition by Lynn Fritz or his heirs of thirty percent (30%) or more of the issued and outstanding shares of voting stock of Fritz (other than to parties whose ownership would be deemed to be beneficial ownership by Mr. Fritz under SEC reporting rules and regulations); or (ii) the accumulation by one person or entity of a quantity of voting stock of Fritz equal to or greater than the beneficial holdings of voting stock of Fritz by Lynn Fritz or his heirs.

     Employee shall have the full term of each stock option in which to exercise any such stock option in the event of the occurrence of any of the events listed in subparts (a) through (d) above (regardless of whether the stock option was already vested as of the date of such event or vesting was accelerated as of the date of such event.

     (e) Attainment of twenty years of service in the employ of Fritz.

     11. In the event that Employee's employment is terminated other than for cause (as defined in Paragraph 4 herein) within one year of a change of control, as defined in Paragraph 10(d) herein, Fritz shall pay Employee, in addition to any other legal obligations under this Agreement, a lump sum equal to one year of Employee's then current base salary. For purposes of this Paragraph 11 only, resignation by Employee due to any adverse change in title, reporting structure, responsibilities, functions, compensation, office space or any material denigration in the working conditions of Employee shall be considered to be a termination of Employee's employment by Fritz other than for cause.

     12. To ensure rapid and economical resolution of any disputes which may arise under this agreement, Employee and Fritz agree that any and all disputes or controversies of any nature whatsoever, regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum), to the fullest extent permitted by law, by Judicial Arbitration and Mediation Services ("JAMS") in San Francisco, California under the then-existing JAMS rules. The prevailing party in the arbitration shall be entitled to recover his or its attorneys' fees. Nothing in this paragraph is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     13. In the event that any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal or, unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and then the remaining terms and provisions hereof shall be unimpaired, the invalid, illegal or unenforceable term or provision shall be modified or replaced so as to render it valid, lawful, and enforceable in a manner which represents the parties' intention with respect to the invalid or unenforceable term or provision insofar, as possible.

     14. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and Fritz, and their respective successors, assigns, heirs, executors and administrators, except that Employee may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Office of the Chairman.

     15. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and Fritz with respect to the terms and conditions of Employee's employment. In entering into this Agreement, neither party is relying upon any promise or representation, written or oral, other than those expressly contained herein, and this Agreement supersedes any other such promises, representations or agreements. It may not be amended or modified except in a written agreement signed by Employee and a duly authorized officer of Fritz.

     16. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

 FRITZ COMPANIES, INC.                                  /s/    JAN H. RAYMOND

 By:      /s/   Lynn C. Fritz
 Title:   Chairman of the Board of Directors/
          Chief Executive Officer

                      EMPLOYMENT AND NON-COMPETE AGREEMENT


     This Agreement is entered into this 30th day of April, 1999 by and between FRITZ COMPANIES, INC., a Delaware Corporation
 ("Fritz!) and Ron Dutt ("Dud).

     Whereas Dutt has certain knowledge and skills in the management of financial functions and wishes to be employed by Fritz; and

     Whereas Fritz desires to employ Dutt in its business;

     Wherefore, Fritz and Dutt in consideration of the covenants contained herein agree as follows:

     1 . Fritz shall employ Dutt as of May 17, 1999 in the position of Chief Financial Officer in the San Francisco Bay Area reporting to the Office of the Chairman (or its successor).

     2. Fritz shall compensate Dutt for such employment as follows:

     a. Nineteen Thousand Five Hundred Eighty Three Dollars ($ 19,583.00) gross salary per month;

     b. Participation in the Fritz Performance Based Retention Plan;

     C Fringe Benefits as provided to all Fritz executives on the Executive Committee;

     d. Three weeks paid vacation per year,

     e. Reimbursement of reasonable business related expenses in accordance with the Fritz travel and entertainment policy,

     f. A one-time grant of Seven Thousand Five Hundred (7500) stock, options pursuant to the standard terms and conditions of the standard Fritz stock, option agreement.

     g. A one-time cash payment of Thirty Thousand Dollars ($30,000.00) payable on the first day of employment hereunder.

     3. This Agreement shall have a terrn of two (2) years expiring on May 16-, 200 1. All terms herein shall remain unchanged for the duration of the term of this Agreement unless changed or modified by a written document signed by Dutt and the Office of the Chairman of Fritz.

     4. Fritz may terminate this agreement with no further liability or obligation hereunder for "cause". For purposes hereof, "cause" shall mean misconduct including, but not limited to: i. Conviction of any felony or any crime involving moral turpitude or dishonesty, ii. Participation in a fraud or act of dishonesty against the company; iii. Willful breach of the oompany,s policies; iv. Intentional damage to the cornpany,s property; v. Material breach of this agreement; vi. Material failure to meet the mutually agreed upon performance objectives set at the commencement of each fiscal year through the normal management by objectives process as established by the company, or vii. Conduct that in the good faith and reasonable judgement of the Board of Directors of Fritz demonstrates gross unfitness to perform your job functions.

     5. In the event that Dutt's employment hereunder is terminated, other than for cause, or in the event that Dutt's employment is terminated within one year after a change in control of Fritz, Fritz shall, as Dutt's sole remedy for such termination of employment: i. Pay Dutt the sum of Three Hundred Thousand Dollars ($ 300,000); and ii. Immediately vest all stock options previously granted to Dutt by Fritz.

     For purposes hereof, "change in control" shall mean:

     i. The cessation of employment by Fritz of either Lynn Fritz or Ray Smith; or ii. The disposition by Lynn Fritz (to parties other dim those deemed to be beneficially controlled by Lynn Fritz for SEC reporting purposes) of thirty percent (309/6) or more of the issued and outstanding shares of voting stock in the Company; or iii. The accumulation by one person or entity (other than those deemed to be beneficially controlled by Lynn Fritz for SEC reporting purposes) of a quantity of voting stock of Fritz equal to or greater than one hundred ten percent (110%) of the beneficial holdings of voting stock of Fritz held by Lynn Fritz.

     6. Should Dutt continue in the employ of Fritz after the expiration of tl-~s Agreement, he will be an at-will employee whose employment may be terminated by Dutt or Fritz with or wiithout cause. Compensation and other tern-is and conditions of such at-will employment shall be those mutually agreed upon by Dutt and Fritz as of the commencement date of such at-will employment.

     7. Dutt shall not engage in any activity whatsoever which conflicts with the interests of Fritz or with Duds duties as an employee of Fritz. Dutt understands that Dutt's employment is on a full-time basis, and Dutt agrees not to engage in any other employment or business-related activity without the prior written consent of the Office of the Chairman of Fritz. Dutt hereby represents that Dutt has no agreements with, obligations to, any person or entity which conflicts, or may conflict, with the interests of Fritz or with Dutt's duties as an employee of Fritz.

     8. Dutt understands and acknowledges that during Dutt's employment with Fritz, Dutt has been and shall be exposed to Confidential Information (defined below), all of which is proprietary and which rightfully belongs to Fritz. Dutt shall hold in a fiduciary capacity for the benefit of Fritz all such Confidential Information obtained by Dutt during Dutt's employment with Fritz and shall not, directly or indirectly, at any time, either during or after Dutt's employment with Fritz, without Fritz' prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual or entity other than authorized employees of Fritz except as required in the performance of Dutt's duties for Fritz. Dutt shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Fritz or which was learned, discovered, developed, conceived, originated. or prepared during or as a result of the performance of any services by Dutt as an employee of Fritz or on behalf of Fritz, including, without limitation, information concerning the provision of freight forwarding services such as the cost of such services, price lists, marketing programs or plans, fists of customers, potential customers, dealers and contacts and other compilations of confidential information.

     9. Upon termination of Dutt's employment (regardless of cause), Fritz agrees to pay Dutt, in consideration of Dutt's Covenants and Agreements in this
Section 9, base salary, payable in equal semi-monthly installments for a period up to six (6) months the length of which shall be in Fritz' sole discretion ("Non-Competition Period); provided, however, that no payments shall be due under this Section 9 if Fritz makes a payment to Dutt. pursuant to Section 5 of this Agreement or if Fritz waives in writing the noncompetition/nonsolication provisions set forth in this Section 9. Unless waived in writing by Fritz, the following shall apply:

     a. during the term hereof and for the Non-Competition period after Dutt ceases to be employed by Fritz, Dutt shall not, directly or indirectly, either for himself or any other person, own, manage, control, participate in, invest in, permit his name to be used by, act as consultant or advisor to, render services for (whether alone or in association with any individual, entity, or other business organization), or otherwise assist in any manner any individual or entity that engages in or owns, invests in, manages or controls any venture for enterprise engaged in the provision of services that are similar to, or in competition with, or may materially detract from, any services provided by Fritz or as to which Fritz had firm plans as of the date Dutt ceased to be employed by Fritz. Nothing herein shall prohibit Dutt from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation.

     b. during the Non-Competition Period, Dutt shall not, directly or indirectly, (i) induce or attempt to induce or aid another in inducing any employee of Fritz to leave the employ of Fritz, or in any way interfere with the relationship between Fritz and any employee of Fritz, or (H) induce or attempt to induce any customer of Fritz to cease doing business with Fritz, or in any way interfere with the relationship between Fritz and any customer or other business relation of Fritz.

     C. during the Non-Competition Period, Dutt shall not, directly or indirectly employ any employee of Fritz who voluntarily terminates such employment until three months have passed following termination of such employment.

     d. in the event a court shall refuse to enforce the agreements contained herein, either because of the scope of the geographical area specified in this Agreement or the duration of the restrictions, the parties hereto expressly confirm their intention that the geographical areas covered hereby and the time period of the restrictions be deemed automatically reduced to the minimum extent necessary to permit enforcement

     10. Each of the parties hereto acknowledges and agrees that the extent of damages to Fritz in the event of a breach by Dutt of this Agreement would be impossible to ascertain and there is and will be available to Fritz no adequate remedy at law to compensate it in the event of such a breach. Consequently, Dutt agrees that, in the event that he breaches any of such covenants, Fritz shall be entitled, in addition to any other relief to which it may be entitled including without limitation money damages, to enforce any or all of such covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.



     11. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     12. To ensure rapid and economical resolution of any disputes which may arise under this agreement, Dutt and Fritz agree that any and all disputes or controversies of any nature whatsoever, regarding the interpretation, performance, enforcement or breach of this agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in any other forum) under the then existing rules of judicial Arbitration and Mediation Services ("JAMS") in San Francisco, California. In the event that JAMS ceases to exist as an arbitration service, any such matter shall be resolved by confidential, final and binding arbitration under the then existing rules of the American Arbitration Association in San Francisco, California. The prevailing party in the arbitration shall be entitled to recover his or its attorneys' fees and costs.

 FRITZ COMPANIES, INC.                                        RON DUTT

 By:  /s/ Raymond Smith                                /s/   Ron Dutt
 Title: Office of the Chairman

                                 AMENDMENT NO. 3
                                     TO THE
                              FRITZ COMPANIES, INC.
                       SALARY INVESTMENT & RETIREMENT PLAN

     The Fritz Companies, Inc" Salary Investment & Retirement Plan (1992 Restatement) (the "Plan") is hereby amended as follows, effective January 1, 1999unless otherwise noted:

     1 . Effective January 1, 1997, the last paragraph of Section 1.5(c) is amended in its entirety to read as follows:

     In addition, in any Plan Year any Basic Compensation in excess of $150,000, or such other amount established by the Secretary of the Treasury, in accordance with Section 401(a)(17) of the Code (the "Compensation Limit"), shall be disregarded.

     2. A new Section 1.8A is added directly after Section 1.8 to read as follows:

     1.8A Common Stock means the common stock of the Company.

     3. Effective July 1, 1985, in order to clarify the intended meaning of the Plan provisions limiting eligibility to individuals classified by the Company or an Employer as common law employees, Section 1. 15 is amended in its entirety to read as follows:

     1.15 Eligible Employe means every Employee on the U.S. dollar payroll of an Employer, except the following Employees:

     (a) Employees whose compensation and conditions of employment are subject to determination by collective bargaining, provided that retirement entitlements have been a subject of good-faith bargaining between an Employer and the person's lawful representative or bargaining agent;

     (b) Employees who have not attained age 21;

                          and

     (c) Employees who, as to any period of time are classified or treated by the Company or an Employer as an independent contractor, a consultant, a leased employee (within the meaning of section 414(n) of the Code) or any employee of an employment agency, even if such individual is subsequently determined to have been a common law employee of the Company or an Employer during such period.

     4. Effective January 1, 1997, Section 1.20 is deleted in its entirety.

     5. Effective January 1, 1997, Sections 1.22 and 1.23 are amended in their entirety to read as follows:


     1.22 Highly Compensated Active Employee means any Employee who performs services for an Employer during the Determination Year and who, during the Look-Back Year, (a) received Basic Compensation from an Employer in excess of $80,000 (as adjusted pursuant to sections 414(q)(1) and 415 (d) of the Code), and (b) and was a member of the "top-paid group" for such year; provided, however, that subject to the satisfaction of such conditions as may be prescribed under section 414(q)(1) of the Code, the Company may elect for any Plan Year not to apply the requirement of clause (b) above. The term Highly Compensated Active Employee also includes an Employee who is a 5% owner at any time during the Look-Back Year or Determination Year. An Employee shall be considered to be in the "top-paid group" for any Look-Back Year if the Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Basic Compensation paid during such year.

     1.23 Highly Compensated Employee means an Employee who is either a Highly Compensated Active Employee or a Highly Compensated Former Employee. The
determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the "top-paid group," will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     6. Section 3.2 is revised in its entirety to read as follows:

     3.2 Matching Contributions.

     (a) At the end of each Plan Year an Employer may make a Matching Contribution to the Matching Contributions Account of each Participant who is employed on the last day of the Plan Year (or who died, retired or incurred an ongoing Disability during such Plan Year) and for whom Salary Deferral Contributions were made during such Plan Year.

     (b) Matching Contributions shall be equal to a percentage of the Participant's Basic Compensation. The percentage shall be determined based on the pre-tax United States profits of the Company for the Plan Year, as determined by the Compensation Committee of the Company in its sole discretion, in accordance with the following schedule:

     Amount of Profit                                    Match Percentage Level

          Less than $5 Million                                            0%
          $ 5 Million but less than $10 Million                           1%
          $10 Million but less than $15 Million                           2%
          $15 Million but less than $20 Million                           3%
          $20 Million or more                                             4%

     Notwithstanding the foregoing, in no event will a Participant's Matching Contribution for a Plan Year exceed the Salary Deferral Contribution made by the Employer on behalf of the Participant for the Plan Year.

     (c) Matching Contributions shall be paid in cash or in the form of shares of Common Stock, in the sole discretion of the Compensation Committee of the Company. To the extent that Matching Contributions to be made by Employers other than the Company are to be made in the form of shares of Common Stock, such Employers shall transfer the amount of their Matching Contributions to the Company in cash, and the Company shall transfer the appropriate number of shares of Common Stock (as determined in accordance with the paragraph (d) below) to the Trust Fund on such Employers' behalf.

     (d) When Matching Contributions are to be made in the form of shares of Common Stock, the number of shares to be contributed shall be determined (a) by dividing the amount of the Matching Contribution (expressed as a dollar amount) by an amount equivalent to the average of the closing prices of Common Stock as reported on NASD National Market system (or such other stock exchange on which the Common Stock is reported) for the two consecutive trading days immediately preceding the date of the transfer, or (b) pursuant to such other method as shall be selected by the Committee and communicated to the Participants.

     (e) To the extent that the Employer Contributions are made in cash, they shall be invested in shares of Common Stock.

     7. Effective January 1, 1998, Section 5.5 shall be amended to substitute the phrase

 "$5,000" for the phrase "$3,500" each time it appears.

     8. Effective January 1, 1997, Section 6.2(a)(iv) is deleted in its entirety.

     10. Effective January 1, 1997, Section 6.2(e)(iv) is deleted in its entirety.

     11. Effective January 1, 1997, Section 6.2(f) is amended in its entirety to read as follows:


     (f) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of

     (i) the aggregate amount of the Matching Contributions and Participant Contributions allocated to a Highly Compensated
 Employee for a Plan Year, over

     (ii) the maximum amount of such contributions that may be allocated to the Highly Compensated Employee without violating the limitations set forth in paragraph 6.3.

     The maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees by the amount of their aggregate Matching and Participant Contributions (the "Aggregate Contribution Amount") in descending order and then reducing the Matching Contributions and Participant Contributions from the Accounts of the Highly Compensated Employees starting with the Highly Compensated Employee with the highest Aggregate Contribution Amount to the extent required to: (i) enable the Plan to satisfy the limitations set forth in paragraph 6.3, or (ii) cause such Highly Compensated Employee's Aggregate Contribution Amount to equal the

     Aggregate Contribution Amount of the Highly Compensated Employee with the next highest Aggregate Contribution Amount. This process shall be repeated until the Plan satisfies the limitations set forth in paragraph 6.3. In no event shall the amount of Excess Aggregate Contributions exceed the amount of Matching Contributions and Participant Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

     12. Effective January 1, 1997, Section 6.2(g) is amended in its entirety to read as follows:

     (g) "Excess Contributions" means, with respect to any Plan Year, the excess of:

     (i) the Salary Deferral Contributions allocated to a Highly Compensated Employee for a Plan Year, over

     (ii) the maximum amount of Salary Deferral Contributions that may be allocated to the Highly Compensated Employee without violating the limitations set forth in paragraph 6.3.

     The maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees by amount of their Salary Deferral Contributions (the "Salary Deferral Contribution Amount") in descending order and then reducing the Salary Deferral Contributions from the Accounts of the Highly Compensated Employees starting with the Highly Compensated Employee with the highest Salary Deferral Contribution Amount to the extent required to: (i) enable the Plan to satisfy the limitations set forth in paragraph 6.3, or (ii) cause such Highly Compensated Employee's Salary Deferral Contribution Amount to equal the Salary Deferral Contribution Amount of the Highly Compensated Employee with the next highest Salary Deferral Contribution Amount. This process shall be repeated until the Plan satisfies the limitations set forth in paragraph 6.3. In no event shall Excess Contributions exceed the amount of Salary Deferral Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

     13. Effective January 1, 1998, Section 6.3 is amended in its entirety to read as follows:


     6.3 Percentage Limitations on Contributions

     Notwithstanding anything in the Plan to the contrary, the Average ADP and the Average ACP of Participants must each satisfy either the basic limitation or the alternative limitation set forth below:

     (a) Basic Limitation

     The Average Percentage for eligible Highly Compensated Employees (those who are eligible to participate in the Plan under Section 2, whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed for the Plan Year the Average Percentage for eligible Non-Highly Compensated Employees (those who are eligible to participate in the Plan under Section 2, whether or not such Employees elect to have their Basic Compensation reduced) for the preceding Plan Year multiplied by 1.25.

         (b)       Alternative Limitation

     The Average Percentage of Highly Compensated Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed for the Plan Year the Average Percentage for Non-Highly Compensated Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic compensation reduced) for the preceding Plan Year multiplied by two, provided that the Average Percentage for Highly Compensated Employees for the Plan Year does not exceed the Average Percentage for Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points.

         (c)        Multiple Use Limitation

     If both the average actual deferral percentage test and the average contribution percentage test do not satisfy the basic limitation set forth in paragraph (a)
     of this paragraph 6.3 and one or more Highly Compensated Employees are eligible to have Salary Deferral Contributions made on their behalf and to have Matching Contributions made on their behalf or to make Participant Contributions to the Plan, then the sum of the Actual Deferral Percentages of Highly Compensated Employees for the Plan Year shall not exceed the greater of.

     (i) The sum of- (A) 1.25 times the greater of the Actual Deferral Percentages or Contributions Percentages of Non-Highly Compensated Employees for the preceding Plan Year, plus (B) two percentage points plus the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year; or

     (ii) The sum of (A) 1.25 times the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year, plus (B) two percentage points plus the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year.

     If the multiple use limitation sets forth in this paragraph (c) is exceeded, the Administrator shall determine the maximum percentage to be used in place of the calculated percentage for all Highly Compensated Employees that would reduce either or both the Actual Deferral Percentage or Contribution Percentage for the Highly Compensated Employees in order that the multiple use limitation shall be satisfied. Any excess shall be handled in the same manner that Excess Contributions or Excess Aggregate Contributions are handled.

     14. Effective January 1, 1998, Sections 7. 1 (1) and (in) are amended in their entirety to read as follows:


     (1) No loan shall be made unless the Participant agrees to make loan payments by payroll deduction in accordance with rules established by the Committee.

     (m) Notwithstanding the foregoing, if during the term of a loan a Participant who has been making loan payments by payroll withholding ceases to receive periodic compensation payments from an Employer, and if distribution of the Participant's Account has not begun, the Participant shall make the remaining loan payments by check or an automatic payment method which the Committee (in its sole discretion) determines provides security comparable to that of payroll withholding. If a Participant who has been making loan payments by a method described above begins receiving periodic compensation payments from an Employer, the Participant shall authorize payroll withholding for the remaining loan payments.

     15. Effective January 1, 1999, Section 7. 1 (p) is amended in its entirety to read as follows:

     (p) In the event a loan is to be made to a Participant in accordance with this Section 7. 1, a loan subaccount shall be established as an investment of the Participant under each Account used to fund the loan. The Accounts used to fund the loan, and the order in which Accounts are used to fund the loan, shall be determined in accordance with uniform and nondiscriminatory procedures adopted by the Committee and modified by it from time to time.

     16. Effective January 1, 1998, Section 8.1 is amended by substituting the phrase

"$5,000" for the phrase "$3,500" each time it appears.

     17. Effective January 1, 1998, Section 8.4 is amended by substituting the phrase

 "$5,000" for the phrase "$3,500" each time it appears.

     18.  Effective  January 1, 1999, a new Section 8.4A is added directly after
Section 8.4

 to read as follows:

     8.4A Form of Lump Sum Distribution

     (a) Cash. With respect to any portion of a Participant's Account that is not invested in Common Stock, any lump sum distribution from such portion of the Account shall be made in the form of a single lump sum payment of cash (or its equivalent) equal to the vested balance credited to such portion of the Account as of the relevant Valuation Date.

     (b) Common Stock - Any lump sum distribution from such portion of a Participant's Account that is invested in Common Stock as of the Valuation Date shall be made in the form of a single lump sum payment of such whole number of shares of Common Stock as is equivalent to the full value of the shares of Common Stock then credited to such portion of the Account.

     (c) Fractional Shares. If shares of Common Stock are to be distributed, only full shares shall be distributed and cash (or its equivalent) shall be distributed in lieu. of any fractional share.

     19. Effective January 1, 1998, the second sentence of Section 8.6(a) is amended in its entirety to read as follows.

     A Participant's benefits shall commence no later than April I of the calendar year in which the Participant attains age 70!/2 or terminates his or her employment with all Employers (whichever is later), provided however, that the benefits of a Participant who is a 5% owner shall commence no later than April I of the calendar year in which the Participant attains age 70 1/2.

     20. Effective January 1, 1998, Section 8.8 is amended by substituting the phrase

 "$5,000" for the phrase "$3,500" each time it appears.

     21. Effective January 1, 1998, Section 9.5 is amended by substituting the phrase

 "$5,000" for the phrase "$3,500" each time it appears.

     22. Effective October 13, 1996, a new Section 14. 10 is added to the Plan to read as follows:

     14. 10 Military Duty

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

     20. Effective January 1, 1996, Appendix A is amended by substituting the phrase

     "Logistics Service (U.S.A.) Co., Inc. (effective January 1, 1996)" for the phrase "Logistics

 Service (U.S.A.) Co., Inc."

     IN WITNESS WHEREOF, FRITZ COMPANIES, INC., by its duly authorized officer, has executed this Amendment No. 3 on the date indicated below.

                                                        FRITZ COMPANIES, INC.

 Dated: May 12, 1998                                    By/s/ Jan H. Raymond
                                                              Title:Sr. V. P.